Exhibit 10.15

                                                                          NORTEL
                                                                        NETWORKS


Northern Telecom
2350 Lakeside Blvd.
Mail Stop (07J/03/A10)
Richardson, TX 75082-4399
Tel 972-685-1752
Fax 972-685-3284
www.nortelnetworks.com

Sharon J. Howard
Staff Manager
Contract Management


October 28, 1999

Ms. Rachelle Rees-McCarthy
Arbinet Holdings Corp.
226 East 54th Suite 200
New York, NY 10022

Dear Rachelle:

         Enclosed please find a fully executed copy of the GPA between Nortel and Arbinet.

         If you have any questions, please give me a call at the above number. Thank you for your assistance and for your business.

Sincerely,


Sharon J. Howard

                            GLOBAL PURCHASE AGREEMENT

                                     BETWEEN

                          ARBINET HOLDINGS CORPORATION

                                       AND

                              NORTEL NETWORKS INC.

                                                                         ARBINET
                                                                            GPSA

                            GLOBAL PURCHASE AGREEMENT

This Global Purchase Agreement ("Agreement"), effective as of the, 20th day of October, 1999 ("Effective Date"), is entered into by and between Arbinet Holdings Corporation (hereinafter "Company"), a Delaware corporation with its principal place of business located at 226 East 54th Street, Suite 200, New York, New York 10022 and Nortel Networks Inc. (hereinafter "Nortel Networks"), a Delaware corporation with offices located at 2350 Lakeside Boulevard, Richardson, Texas 75082-4399.

WHEREAS, Company is engaged in providing communication services and products, and providing and maintaining public and private communication networks; and

WHEREAS, Nortel Networks, in conjunction with Nortel Networks Affiliates, is engaged in the design, development, manufacture and sale of various products and offers services associated with such products, which can be used in connection with the communication services, products and networks of Company; and

WHEREAS, Company and Company Affiliates wish to be able to purchase and/or license various products and services from Nortel Networks and Nortel Networks Affiliates, which Company and Company Affiliates will use for their own internal use and not for resale or as stock in trade, and Nortel Networks is willing to sell and/or license such products to Company, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth, the parties agree as follows:

1        DEFINITIONS

         The following words shall have the meanings set forth below. Words in the singular shall be held to include the plural and vice versa, and words of gender shall be held to include the other gender as the context requires.

         1.1 "Acceptance" shall mean that either (i) Company has indicated that an ordered Product is operating substantially in accordance with the applicable Specification; or (ii) an ordered Product has been deemed to be accepted pursuant to criteria set forth in Article 6.


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                                                                         Arbinet
                                                                            GPSA

         1.2 "Affiliate" shall mean any entity listed in Exhibit C in which either Nortel Networks or Company directly or indirectly owns and controls, and continues to own or control, more than fifty percent (50%) of the shares entitled to elect the board of directors of such entity. Each party agrees that the other party may add to Exhibit C any such entity, and any other entity shall only be added upon mutual written consent of the parties. The Affiliates of Nortel Networks are referred to herein as "Nortel Networks Affiliates", and the Affiliates of Company are referred to herein as "Company Affiliates". Nortel Networks Dasa GmbH of Germany and Matra Nortel Networks Communications S.A.S., for purposes of this Agreement, shall be treated as Affiliates of Nortel Networks.

         1.3 "Applications" shall mean any program, product, service, development or invention developed by a party using the Building Blocks, including any modified or created Building Blocks, created by Company.

         1.4 "Background IPR" shall mean any Intellectual Property Rights that are conceived, created, or developed by a party or its Affiliates prior to, or independently of, any Services performed pursuant to this Agreement.

         1.5 "Building Block(s)" shall mean those Software files provided by Nortel Networks with Modifiable Software that are manipulatable or which may be created by Company with such Modifiable Software and which can be used, created or manipulated by Company to create Applications.

         1.6 "Commencement Date" shall mean the date, as agreed to by the parties, on which Nortel Networks is to commence performance of Services ordered by Company pursuant to a Services Annex to this Agreement.

         1.7 "Confidential Information" shall mean all information, including, without limitation, specifications, drawings, documentation, designs, test results, programs, know-how and pricing and market information, of every kind or description which may be disclosed by one party to the other party in connection with this Agreement; provided that, the disclosing party shall clearly mark all such information disclosed in writing as the confidential or proprietary property of the disclosing party and, in the case of oral disclosure, the disclosing party shall identify the confidential or proprietary nature of any such information at the time of such oral disclosure and shall provide a written summary (labeled as confidential or proprietary) of the orally disclosed information to the recipient within fifteen (15) business days following such disclosure.

         1.8 "Contract" shall mean an agreement for the supply of Products and/or Services between (i) Company or an Affiliate and (ii) Nortel Networks or a Nortel Networks Affiliate,


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                                                                         Arbinet
                                                                            GPSA

which comes into effect by the acceptance of an Order pursuant to the provisions of this Agreement, and which Contract shall be governed solely by the terms and conditions of this Agreement; and each reference to "Company" in this Agreement shall for such Contract mean the ordering Company Affiliate.

         1.9 "Customer" shall mean entities to whom Company provides communications services as a result of Company's internal use of the Products.

         1.10 "Company Information" or "Cl"shall mean the information provided by Company to Nortel Networks in order for Nortel Networks to engineer and/or provide the components of Systems.

         1.11 "Customized Service(s)" shall mean, individually and collectively, any Services other than Standard Services, including, without limitation, those Services described in a Services Annex, if any.

         1.12 "Documentation" shall mean the documents which Nortel Networks generally makes available to its customers containing descriptive, operating, installation, engineering and maintenance information for Products, including Specifications, as such documents may be amended from time to time.

         1.13 "Extension" shall mean Hardware and/or Software which is engineered by Nortel Networks and added to an Initial System after the Turnover Date of the Initial System.

         1.14 "Ex Works" shall have the meaning ascribed to it in Incoterms
1990.

         1.15 "Financing Commitment" shall mean a firm written commitment to fund monies sufficient to pay for purchases made by Company pursuant to this Agreement, whether that Financing Commitment is in the form of third party financing from a financial institution, corporation or individual, or a lease agreement between Company and a third party lessee covering the hardware and Software purchased by Company from Nortel Networks.

         1.16 "Foreground IPR" shall mean any Intellectual Property Rights that are conceived, created, or developed by a party or its Affiliates in the course of performing Services pursuant to a Services Annex to this Agreement.

         1.17 "Hardware" shall mean, individually and collectively, the Nortel Networks equipment listed in the Product Annexes of Exhibit A or otherwise purchased by Company from Nortel Networks from time to time, and shall be deemed to include any equipment which Nortel


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                                                                         Arbinet
                                                                            GPSA

Networks adds to its generally available Hardware price lists or so identifies to Company in a Quotation.

         1.18 "Hazardous Material" shall mean any pollutants or dangerous, toxic or hazardous substances (including without limitation, asbestos) as defined in, or pursuant to the OSHA Hazard Communication Standard (29 C.F.R. Part 1910, Subpart Z), the Resource Conservation and Recovery Act (15 U.S.C. Section 6901, et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.), the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), and any other federal, state or local environmental law, ordinance, rule or regulation or equivalent law or regulation in the location to which the Product is shipped by Nortel Networks.

         1.19 "Initial System" shall mean Hardware and Software, inclusive of a central processor unit, included in a configuration which Nortel Networks identifies as a System and which is initially engineered by Nortel Networks and installed at a specific Installation Site.

         1.20 "Installation Site" shall mean the location or facility identified in an Order at which the applicable Products will be installed.

         1.21 "Intellectual Property Rights" shall mean any and all rights in any invention, discovery, improvement, utility model, copyright, trademark, service mark, patent, industrial design or mask work right, and any and all rights of whatever nature in computer software and data, Confidential Information, trade secrets or know-how, and any and all intangible rights and privileges of a nature similar to any of the foregoing, in every case in any part of the world and whether or not registered, and shall include all rights in any applications and granted applications for any of the foregoing.

         1.22 "Licensed Software" shall mean the Software which Company has licensed pursuant to this Agreement.

         1.23 "Merchandise" shall mean any Hardware or other parts or components which are not ordered as part of a System and with respect to which no engineering, installation or other Services are provided by Nortel Networks

         1.24 "Modifiable Software" shall mean Software, or a portion of Software that is identified as such by Nortel Networks in its applicable Documentation, which Company may have certain rights to modify and potentially create Applications or Building Blocks in accordance with the applicable Documentation.


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                                                                         Arbinet
                                                                            GPSA

         1.25 "Non-Licensed Software" shall mean Software for which Company has not yet obtained a license nor paid applicable right to use fees, but which Software may be included with Software loads delivered to Company hereunder.

         1.26 "Object Code" shall mean Software either written directly, or translated from Source Code, which when presented on a suitable medium may be directly executed by and through computer hardware and/or firmware and which Software may be stored on any storage medium whatsoever.

         1.27 "Order" shall mean a numerically controlled purchase authorization document issued by Company or a Company Affiliate to Nortel Networks or a Nortel Networks Affiliate, specifying the types and quantities of Products and Services to be furnished by Nortel Networks pursuant to this Agreement.

         1.28 "Product(s)" shall mean, individually and collectively, the Hardware, Software, and Documentation.

         1.29 "Product Annex" shall mean, with respect to a specific Product, additional or modified terms and conditions as set forth in Exhibit A, inclusive of but not limited to those that may apply to any Third Party Hardware or Third Party Software, unique to such Product.

         1.30 "Quotation" shall mean a written budgetary or firm price quotation issued by Nortel Networks to Company or a Company Affiliate for the supply of any Products or Services pursuant to this Agreement.

         1.31 "Service(s)" shall mean, individually and collectively, any of the Standard and/or Customized Services set forth in this Agreement and Annexes that Company may acquire from Nortel Networks, such as but not limited to maintenance, engineering, installation, training, data management, program management, project management, commissioning, testing, technical assistance with respect to Products, installation, and consulting.

         1.32 "Services Annex" shall mean, with respect to a specific type of Service, the attachment hereto documenting the terms and conditions that relate to such type of Service.

         1.33 "Services Site" shall mean the location or facility identified within an Order or Services Annex where the Services are to be performed.

         1.34 "Services Software" shall mean that Software and related documentation made available by Nortel Networks which may be used by Company for estimation, planning or information purposes.


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                                                                         Arbinet
                                                                            GPSA

         1.35 "Ship Date" shall mean the date on which a Product ordered by Company is shipped from Nortel Networks facility, or in the case of Software which is downloaded, the date upon which such Software is to be downloaded to the System; however, Ship Date shall not mean the date on which Non-Licensed Software is activated.

         1.36 "Software" shall mean (i) computer programs in Object Code form or firmware which (a) are owned by, or licensed to, Nortel Networks or Nortel Networks Affiliates, (b) reside in Product memories, tapes, disks or other media, and (c) provide basic logic operating instructions and user-related application instructions; and (ii) documentation associated with such computer programs, which may be furnished by Nortel Networks to Company from time to time, including both Licensed Software and Non-Licensed Software, but in no event shall Software include Source Code.

         1.37 "Software Release" shall mean Software or revisions to Software containing problem fixes, new features and/or enhancements.

         1.38 "Source Code" shall mean Software in assembly language or any higher-level source language and all available appropriate documentation.

         1.39 "Specifications" shall mean with respect to any Product the specifications and/or practices set forth in Nortel Networks Practices ("NNPs") or similar documents published by Nortel Networks which Nortel Networks identifies as the standard performance specifications and practices for such Product.

         1.40 "Standard Service(s)" shall mean, individually and collectively, any of the Services described in a Services Annex and shall be deemed to include any similar services which Nortel Networks adds to its generally available Services offerings or so identifies to Company in writing.

         1.41 "Statement of Work" shall mean a document that describes the scope, activities, schedule, prices, deliverables (including, but not limited to, any drawings, specifications, reports, designs, and test results to be prepared or produced by Nortel Networks) related to, and/or any additional terms and conditions pertaining to, such Customized Service(s) as may, from time to time, be mutually agreed to in writing by Company and Nortel Networks pursuant to this Agreement.

         1.42 "System" shall mean a configuration of Hardware and Software providing a specified functionality and includes an Initial System and its Extensions, if any.


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                                                                         Arbinet
                                                                            GPSA

         1.43 "Third Party Hardware" shall mean any hardware not of Nortel Networks' manufacture, including any such hardware which Nortel Networks adds to its generally available Third Party Hardware price lists or so identifies to Company in a Quotation.

         1.44 "Third Party Software" shall mean any Software where the intellectual property rights thereto are not owned by Nortel Networks which is included within Licensed Software or Non-Licensed Software.

         1.45 "Territory" shall mean the countries in which Nortel Networks is authorized and engaged in the design, development, manufacture and sale of its Products and Services as set forth in Exhibit D.

         1.46 "Turnover" shall mean, with respect to any System installed by Nortel Networks, that Nortel Networks has completed its standard manufacturing test procedures, as applicable, and that the System is ready for acceptance testing by Company.

         1.47 "Turnover Date" shall mean, with respect to any Product installed by Nortel Networks hereunder, the date on which Nortel Networks provides a notice of Turnover to Company.

2        SCOPE OF AGREEMENT

         2.1 This Agreement sets forth the terms and conditions under which Company or Company Affiliates may order Products and/or Services from Nortel Networks and Nortel Networks Affiliates. Any Order placed by a Company Affiliate, under this Agreement, shall be subject to the terms and conditions of this Agreement, as if such Company Affiliate is the party that executed this Agreement; provided, however, that Nortel Networks has the right to reject any Order as specified in Section 3.2. Company may use the Product(s) itself, including use to provide services to others, subject to the terms and conditions of this Agreement. Company expressly represents that it is not buying Product for resale.

         2.2 To the extent any terms and conditions set forth in this Agreement are inapplicable to a Product or type of Service, the applicable terms and conditions and any additional terms and conditions for such Product or type of Service shall be set forth in the respective Product or Services Annex. The specific terms and conditions set forth in the Products or Services Annex shall take precedence over any conflicting terms and conditions set forth in this Agreement.

         2.3 If specified in a Product or Services Annex as a requirement, Company shall, fifteen (15) days prior to each calendar quarter, submit to Nortel Networks a consolidated


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                                                                         Arbinet
                                                                            GPSA

nonbinding forecast of Products and Services by geographic region, that Company anticipates purchasing or licensing over the next four (4) calendar quarters. In addition to the type, quantity and cumulative dollar amount of Products or Services, the parties may agree upon additional information to be included in such forecast.

         2.4 All references to prices, charges, fees or other amounts herein shall be in U.S. dollars and all documentation, correspondence and communication shall be in the English language. Unless otherwise set forth herein, any reference in this Agreement to Company shall be deemed to include Company Affiliates and any reference to Nortel Networks shall be deemed to include Nortel Networks Affiliates.

         2.5 Nortel Networks' obligations under this Agreement are contingent upon Company providing Nortel Networks with satisfactory written documentation that a Financing Commitment is in place. Nortel Networks' continuing obligations under this Agreement are similarly contingent upon there being no material changes in the Financing Commitment. If there is a breach of the Financing Commitment by either party to the Financing Commitment, Nortel Networks shall have the right to deem itself insecure and, at Nortel Networks' option, suspend further performance under this Agreement. Company shall provide notice of any Financing Commitment breach, by any party to the Financing Commitment, to Nortel Networks within ten (10) days of a breach.

3        PLACEMENT OF ORDERS

         3.1 To order Products and/or Services, Company shall submit to such person as Nortel Networks shall designate, an Order which shall at a minimum specify the following, if applicable:

                  (i) the name of the Company Affiliate placing the Order, which shall be a Company Affiliate set forth in Exhibit C for the country in which the Product is to be placed;

                  (ii)     the incorporation by reference of this Agreement;

                  (iii) the types and quantities of Products and Services to be furnished by Nortel Networks;

                  (iv) the name and address, as set forth in Exhibit C, of the Nortel Network Affiliate that will be providing the Products and/or Services being ordered


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                                                                         Arbinet
                                                                            GPSA

                           in the country in which the Products and/or Services are to be placed and/or performed, as appropriate;

                  (v) the applicable prices, charges and fees with respect to such Products and/or Services;

                  (vi) the location or facility to which the Products are to be delivered or where the Systems are located;

                  (vii)    the Installation or Services Site, if known;

                  (viii) the requested Ship Date and Turnover Date of the System or the requested Commencement Date of the Services; and

                  (ix) any other information required under this Agreement to be included in an Order.

         3.2 All purchases pursuant to this Agreement shall be made by means of Orders issued from time to time by Company or Company's Affiliate addressed to Nortel Networks or Nortel Networks' Affiliate and accepted by Nortel Networks or Nortel Networks' Affiliate in writing within fifteen (15) days after receipt of the Order. An Order submitted by a Company Affiliate pursuant to the terms and conditions of this Agreement, and which Nortel Networks has accepted, constitutes a Contract between the Company Affiliate ordering and Nortel Networks or the applicable Nortel Networks Affiliate. In the event that Nortel Networks fails to provide its acceptance of an Order in writing within such fifteen (15) day period, such Order shall be deemed to be accepted, subject to
Section 3.3. Nortel Networks shall have the right to reject any Order, or the applicable portion of such Order, placed hereunder where Company or the Company Affiliate placing the Order has a separate agreement with Nortel Networks for the provision of the Products or Services requested in such Order or the Order is otherwise not in accordance with this Agreement.

                           3.2.1 Nortel Networks reserves the right to amend
                  Exhibit C from time to time and shall provide ten (10) days prior written notice of such amendment to Company. Exhibit C may be subject to change in relation to Company's or a Company Affiliate's purchases of different Products from Nortel Networks or a Nortel Networks Affiliate. Subject to the terms and conditions of this Agreement, Company or a Company Affiliate may place an Order for a Product with the appropriate Nortel Networks Affiliate in the territory where the Product will be delivered as set forth in Exhibit C.


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                                                                         Arbinet
                                                                            GPSA

         3.3 Pre-printed or additional or conflicting terms and conditions set forth in Orders issued by Company, or in any prior Quotations, acknowledgments or other related documentation issued by any party, shall be considered null and void and shall have no force or effect unless the conflicting or special terms have been expressly accepted by Nortel Networks in writing, in which case acceptance is for such Order only, and supersedes the specific terms and conditions contained in this Agreement, including all Exhibits attached hereto, which are in conflict, but only to the extent of such conflict.

         3.4 Company may at any time request additions, alterations, deductions or deviations to an Order, subject to the condition that such changes and any adjustments resulting from such changes, including, but not limited to, schedules and prices, shall be mutually agreed upon and, if so agreed, subsequently detailed in a written revision to the applicable Order ("Change Order"). Company acknowledges that a premium charge may be applied by Nortel Networks should Nortel Networks agree to process a Change Order outside of its standard Order processing cycle for a Product or in the event that a Change Order requires an additional amount of work (such as engineering) to be undertaken to comply with such changes.

         3.5 If Company desires to receive a budgetary or firm Quotation from Nortel Networks for a Product or Service, Company shall submit such request in writing to Nortel Networks' Director, Commercial Marketing, or such other person as designated by Nortel Networks. The request for Quotation shall include the information listed in Section 3.1, as applicable.

         3.6 Nortel Networks shall respond in writing to requests for budgetary Quotations and requests for firm Quotations. Unless otherwise specified in the firm Quotation, such firm Quotation shall be valid for ninety (90) days from the date of such Quotation. Budgetary Quotations shall be provided for information and planning purposes only and shall not be considered to be a final or firm statement binding on either party. All prices will be quoted in U.S. dollars, unless otherwise agreed. The Quotations shall include the following information:

         (i)      Budgetary Quotations
                  (a)      preliminary Hardware and Software lists;
                  (b)      the estimated charges for the Products;
                  (c)      the estimated charges for Services requested; and
                  (d)      any other information requested by Company.

         (ii)     Firm Quotations
                  (a) the price to be paid by Company for the Products, after applying the applicable discounts, if any;
                  (b)      fixed charges for Services requested;


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                                                                         Arbinet
                                                                            GPSA

                  (c) complete Hardware and Software lists and project schedules; and
                  (d)      any other information requested by Company.

         3.7 If Company desires to receive a Statement of Work from Nortel Networks for Consulting or Customized Services, Company shall submit such request in writing to such person as Nortel Networks may designate. The request for a Statement of Work shall include the information listed in Section 3. 1, as applicable. Nortel Networks shall prepare a Statement of Work in response to Company's request. Any changes to the proposed Statement of Work shall be negotiated and agreed to in writing by the parties. Any Statement of Work and any changes to an existing Statement of Work shall not be binding unless and until the terms are reduced to a writing signed by the authorized representatives of both parties. Company's Order(s) for the Consulting or Customized Services described within a Statement of Work shall be based upon the contents of the Statement of Work as mutually agreed to by the parties and attached to such Order(s).

         3.8 The Ship Date for Products shall be based on Nortel Networks' standard intervals for the applicable Product; however, the parties shall always mutually agree on the Ship Date and take into consideration any unique aspect of the applicable project.

         3.9 The Commencement Date for ordered Services shall be based on Nortel Networks' standard intervals for the applicable Service; however, the parties shall always mutually agree, in writing, on the Commencement Date taking into consideration any unique aspect of the applicable project.

         3.10 Orders may be issued either electronically, such as through electronic data interchange, or via traditional manual methods.

         3.11 Company and Nortel Networks absolutely, irrevocably and unconditionally guarantees the performance of each of its respective Affiliates with regard to Orders and/or otherwise acting under this Agreement and any Contract created thereby. Both parties to this Agreement expressly waive any other diligence, protest or notice as well as any requirement that the non-breaching party exhaust any remedy or right against such breaching Affiliate.

4        PRICE AND PAYMENT

         4.1 Nortel Networks shall charge Company for each Product and/or Service ordered by Company in accordance with the prices set forth in each accepted Order, which prices shall be based upon prices identified in one of (i) a Product or Services Annex; (ii) a Firm Quotation; (iii) a Statement of Work;
(iv) Nortel Networks' then current prices; or (v) as specified elsewhere in this Agreement or as otherwise mutually agreed in writing.


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                                                                         Arbinet
                                                                            GPSA

                           4.1.1 All Products for delivery within the European
                  Union shall be priced and delivered in accordance with Delivery Duty Paid ("D.D.P."), European Union site terms and for other European countries in accordance with Carriage Insurance Paid ("CIP") specified port/airport of entry. The terms D.D.P. and CIP shall be interpreted in accordance with Incoterms 1990. In all cases, prices are exclusive of Sales Tax or Value Added Taxes ("VAT") which will be payable by the Company in addition to the purchase price at the rate applicable as of the date of invoice.

                           4.1.2 All Products for delivery within Australia
                  shall be priced and delivered in accordance with D.D.P., Australian site terms, as applicable. Prices are subject to changes in statutory charges such as duties and taxes.

                           4.1.3 All Products for delivery within New Zealand
                  shall be priced and delivered in accordance with Delivered Duty Unpaid ("D.D.U."), New Zealand site terms, as applicable. Prices are subject to duties and General Sales Tax.

                           4.1.4 All Products for delivery within Japan shall be
                  priced and delivered in accordance with D.D.P., Japanese site terms. In all cases, prices are exclusive of Sales Tax which will be payable by the Company in addition to the purchase price at the rate applicable as of the date of invoice.

                           4.1.5 All Products for delivery within countries not
                  otherwise specified above shall be priced and delivered in accordance with Ex Works, Nortel Networks' applicable facility.

         4.2 Nortel Networks' prices, if set forth in attached Exhibits, may be revised by Nortel Networks no more than once each calendar year, by providing sixty (60) days prior written notice to Company. Such notice shall specify the effective date of the price change and shall apply to all Orders received by Nortel Networks on or after the effective date of the price change. However, in the event that there is a recognized industry-wide shortage of a component that is incorporated in a Product, Nortel Networks may increase the price of such Product, following the provision of written notice to Company fifteen (15) days prior to the effective date of such increase or such shorter date as is mutually agreed in view of the shortage. The price increase of such Product due to a component shortage shall be limited to a reasonable amount under the then-current circumstances having regard for industry conditions for the period of time during which such recognized shortage exists. Following the implementation of a price increase due to a component shortage, the parties shall jointly review every three (3) months or at such other time as is mutually agreed, in good faith, whether such component shortage still exists. If the component shortage has abated, the parties shall jointly determine whether there still is a


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                                                                         Arbinet
                                                                            GPSA

need for such price increase. In addition, in the event that worldwide hyperinflation occurs, the parties shall work together in good faith to determine any applicable increase in prices of affected Products to cover Nortel Networks' additional costs.

         4.3 Unless otherwise set forth in a Product or Services Annex or Statement of Work, Nortel Networks shall invoice Company for Products and Services as follows, unless otherwise agreed to in writing:

                  (i) for Products and Systems, whether or not installation has been ordered from Nortel Networks:

                           (a) Ten percent (10%) of the price of the Products or System shall be due with the Purchase Order; and,
                           (b) Seventy percent (70%) of the price of the Products or System shall be invoiced on the Ship Date; and,
                           (c) Twenty percent (20%) of the price of the Products or System shall be invoiced on the Acceptance Date.

                  (ii) for Merchandise or Documentation provided on a furnish-only basis, one hundred percent (100%) of the price on the Ship Date; and

                  (iii) for Orders covering Services only, one hundred percent (100%) of the price for such Services following completion of performance, except for recurring support Services which shall be billed quarterly in advance unless otherwise agreed. Some Services may be subject to monthly invoicing as set out in a Product or Services Annex. To the extent such Services are to be invoiced differently than set out in this paragraph (iii), such differences shall be set forth in the applicable Product or Services Annex and such provisions shall take precedence.

         4.4 Each invoice shall be paid in full within thirty (30) days after the date of such invoice. In the event that Company does not pay an invoice in full within such thirty (30) day period, then Nortel Networks may charge Company interest on the outstanding portion of such invoice from day thirty one (31) forward, at the rate of one and one half percent (1.5%) simple interest per month, or such lesser amount as may be the maximum permissible rate under applicable law, until such time as the outstanding invoice is paid. In addition, Company agrees to pay all collection costs and reasonable legal fees incurred by Nortel Networks as a result of late payment or non-payment by Company.


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5        SHIPMENT, TITLE, RISK OF LOSS, AND SECURITY INTEREST FOR
         PRODUCTS PROVIDED HEREUNDER

         5.1 Prior to the Ship Date, Company shall have the right to reschedule any pending, Orders; provided that (i) a minimum period of notice prior to such Ship Date is given to Nortel Networks by Company in accordance with the applicable Product Annex; and (ii) the new Ship Date is within ninety (90) days of the original Ship Date. However, each Order may only be rescheduled once. Company shall reimburse Nortel Networks for any storage fees, insurance and demurrage costs incurred with respect to such rescheduled Orders.

                  5.1.1 All Products for delivery within the European Union shall be delivered in accordance with D.D.P., European Union site terms and for other European countries in accordance with CIP specified port/airport of entry. All Products for delivery within Australia or Japan shall be priced and delivered in accordance with D.D.P., Australian or Japanese site terms, as applicable. All Products for delivery within New Zealand shall be priced and delivered in accordance with D.D.U., New Zealand site terms, as, applicable. Products to be delivered in all other countries not specifically mentioned in this
         Section 5.2 shall be delivered in accordance with Ex Works, Nortel Networks' applicable facility, and risk of loss and damage to Products shall be as provided therein. Company shall keep such Products fully insured for the total amount then due Nortel Networks for such Products.

                  5.1.2 Risk of loss and damage to Products for delivery in the United States and Canada shall pass to Company upon delivery to the loading dock at the Installation Site or other delivery location specified by Company in an Order. Company shall keep such Products fully insured for the total amount then due Nortel Networks for such Products. Company shall pay transportation charges, including insurance, associated with the shipment of Products; provided however, that if the parties agree, Nortel Networks shall prepay transportation charges, and insurance for delivery of Products to the Installation Site or other delivery location or other designated receiving point as specified in an Order. The charges therefor shall be invoiced by Nortel Networks and paid by Company to Nortel Networks in accordance with
         Article 4 above.

         5.2 Good title to Hardware furnished hereunder, free and clear of all liens and encumbrances, shall vest in Company upon full payment to Nortel Networks of the total amount payable by Company for such Hardware and any related Licensed Software or Services ("Total Fee") furnished by Nortel Networks in connection with such Hardware. Prior to payment of the Total Fee for the Products and Services in an Order, Company shall not sell or lease the Hardware, or allow any liens or encumbrances to attach to the Hardware or Software, or remove


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the Hardware or Software from the Installation Site without the prior written consent of Nortel Networks, such consent not to be unreasonably withheld.

         5.3 If Company notifies Nortel Networks prior to a Ship Date that Company does not wish to receive such Products on the Ship Date, or the Installation Site or other delivery location is not prepared in sufficient time for Nortel Networks to make delivery in accordance with such date, or Company fails to take delivery of any portion of the Products in an Order when shipped, Nortel Networks may place the applicable Products in storage. In that event, Company shall be liable for all additional costs thereby incurred by Nortel Networks. Delivery by Nortel Networks of any Products to a storage location as provided above shall be deemed to constitute delivery of the Products to Company for purposes of this Agreement, including, without limitation, provisions for payment, invoicing, passage of risk of loss, and commencement of the warranty period.

         5.4 Until the Total Fee is paid, Company grants to Nortel Networks and/or its agents a purchase money security interest in the Products in an Order and their proceeds or such other similar protection as may be available in the applicable jurisdiction. Company shall cooperate with Nortel Networks in preserving and perfecting Nortel Networks' security interest in the Products and Company shall promptly execute and deliver to Nortel Networks (i) such financing statements and (ii) such other agreements, documents and instruments as Nortel Networks may require to perfect and maintain the validity, effectiveness and priority of the security interest created or intended to be created by this Agreement.

         5.5 Company authorizes Nortel Networks to file one or more financing or continuation statements and amendments thereto, relating to all or any part of the Products in an Order without signature of the Company where permitted by law. A carbon, photographic or other or of any financing statement covering the Products or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

6        COMPANY'S ADDITIONAL RESPONSIBILITIES

         6.1 Company shall provide Nortel Networks or its subcontractors with access to its Installation Sites or other Company facilities during the times specified by Nortel Networks and as are reasonably necessary for Nortel Networks to perform its obligations hereunder. Nortel Networks shall comply with Company's reasonable site and security regulations of which Nortel Networks is informed by Company.

         6.2 All sites at which the Products shall be delivered or installed shall be prepared by Company in accordance with Nortel Networks' standards, including, without limitation, environmental requirements. Prior to and during installation, Company shall ensure the timely


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and adequate delivery, installation and functioning of the electrical and communications connections and other environmental requirements, including but not limited to, HVAC systems, specified in Nortel Networks' instructions, Specifications, Documentation, or a Product Annex.

         6.3 Company shall provide reasonable working space and facilities, including heat, light, ventilation, telephones, electrical current, waste removal and other necessary utilities, for use by Nortel Networks' personnel performing installation or other Services, and adequate secure storage space, if required by Nortel Networks, for Products and materials. Company shall also provide adequate security against theft, damage or other loss for the Products while on Company's Installation Site or other delivery location specified by Company.

         6.4 Company shall obtain all necessary governmental permits applicable to Company in connection with the installation, operation, and maintenance of Products furnished hereunder, excluding any applicable permits required in the normal course of Nortel Networks' doing business. Any information which Nortel Networks reasonably requests from Company and which is necessary for Nortel Networks to properly install or maintain the Products shall be provided by Company to Nortel Networks in a timely fashion and in a form reasonably specified by Nortel Networks.

         6.5 If Company (a) notifies Nortel Networks, prior to the Commencement Date for ordered Services, that Company wishes to postpone the commencement of such Services, or (b) at the Services Site (or other location), necessary information or key Company representatives are not available or prepared in sufficient time for Nortel Networks to commence such Services in accordance with such date, then Company shall be liable for all additional costs related to the postponed Services, including, without limitation, (i) standard rates (including any overtime premium) for Nortel Networks' personnel and/or contractors who travel to the Services Site or other location, and the actual travel and living expenses (plus a fifteen percent (15%) administrative fee) and/or relocation expenses incurred by such personnel and/or contractors, and (ii) any costs, charges or expenses incurred by Nortel Networks under its arrangements with third party vendors, licensors, lessors, and/or contractors. In addition, if Company provides less than thirty (30) days' notice of the postponement, Company shall pay to Nortel Networks a postponement charge equal to ten percent (10%) of the Order amount for the postponed Services.

7        TESTING, TURNOVER AND ACCEPTANCE OF PRODUCT AND SERVICES

         7.1 If installation Services are ordered by Company, Nortel Networks shall, upon completion of such installation, test the Products in accordance with Nortel Networks' Turnover procedures to verify that such Products function substantially in accordance with the applicable Specifications. Upon completion of such verification, Nortel Networks shall provide to Company a written notice of Turnover. Company shall be permitted an opportunity to have an


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appropriately qualified individual in attendance to observe the performance of such tests, however, the absence of such Company individual for any reason shall not invalidate the tests nor be a reason for Company to withhold Acceptance.

         7.2 Within ten (10) business days after the Turnover Date, Company shall either accept the Product in writing by execution of a notice of Acceptance, or notify Nortel Networks in writing, specifying in reasonable detail those particulars in which, in Company's opinion, the Product does not materially conform with the Specifications. If Acceptance does not occur within ten (10) days after the Turnover Date and Company has not indicated to Nortel Networks in writing its basis for not accepting such Product, then Acceptance shall be deemed to have occurred.

         7.3 If Nortel Networks does not install Products furnished hereunder, Nortel Networks shall, prior to delivery of the Products, perform such factory tests as Nortel Networks determines to be appropriate in order to confirm that such Products perform substantially in accordance with the applicable Specifications. If Company does not provide written notice of defects in such Products to Nortel Networks within five (5) days of delivery, Company shall be deemed to have accepted the Products based upon such tests and Acceptance shall be deemed to have occurred upon the Ship Date. In the event that Company or any other entity intends to perform installation of Products, (except for installation of Products which are not permitted to be installed other than by Nortel Networks, as specified in the applicable Product Annex or Documentation) Company or such entity may be required to complete prerequisite training or certification prior to Company being allowed to install such Products.

         7.4 In the event that Company is utilizing any Product in a revenue-generating capacity, Acceptance shall be deemed to have occurred without limitation or restriction, upon the date of placement of such Product into revenue-generating service.

         7.5 Products, such as Merchandise, which are purchased separately from a System, shall be deemed accepted upon the Ship Date unless Company provides written notice of defects to Nortel Networks within five (5) days of delivery of such Products. Services that are purchased separately from a Product shall be deemed to be accepted upon completion of such Services or upon specific milestones as may be identified in a Product Annex.

         7.6 Company shall not unreasonably withhold Acceptance. Nortel Networks shall correct any deficiencies identified by Company in the manner described in this Article whereby such Products do not materially conform to the Specifications. When Nortel Networks has corrected such deficiencies, Company shall accept the Products as described in Section 7.2, above.


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         7.7 Following Acceptance of Products, Company shall execute Nortel
Networks' Acceptance notice, confirming Acceptance without any conditions, restrictions, or limitations of any nature whatsoever.

         7.8 Acceptance shall not be withheld or postponed due to:

                  (i) Deficiencies of such Products resulting from causes attributable to the Company or its agents, such as, but not limited to (a) material change or inaccuracy in Customer Information, (b) inadequacy or deficiencies of any materials, information, facilities or services provided directly or indirectly by Company and tested in conjunction with the applicable Products, or spurious outputs from adjacent material, or (c) other conditions external to the Products which are beyond the limits specified by Nortel Networks in the Specifications for the Products; or

                  (ii) Minor deficiencies or shortages with respect to such Products which are, attributable to Nortel Networks, but of a nature that do not prevent operation of the Products in revenue-generating service.

         7.9 With respect to any deficiencies of the type described in Section 7.8(i), Nortel Networks shall at Company's request and expense assist Company in the elimination or minimization of any such deficiencies. With respect to any deficiencies or shortages as described in Section 7.8(ii), Nortel Networks shall, at Nortel Networks' expense, correct any such deficiencies or shortages within thirty (30) days of the date of Acceptance or as otherwise agreed by the parties.

         7.10 In the event that Company notifies Nortel Networks of non-acceptance of a Product and Nortel Networks personnel travel to the Installation Site to remedy such non-acceptance and determine that non-acceptance is due to a deficiency of the type described in Section 7.8(i), Nortel Networks will invoice Company for Nortel Networks' investigation of the matter, consisting of the standard labor rate for Nortel Networks' personnel who travel to the Installation Site and the reasonable travel and living expenses incurred by such personnel.

         7.11 Services shall be deemed to be accepted upon: (i) completion of such Services; or (ii) completion of specific milestones as may be identified in a Services Annex or Statement of Work; or for ongoing Services purchased on an annual basis, upon agreement of the parties in writing to purchase and provide such Services.


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8        ORDER CANCELLATION

         8.1 If, prior to the Ship Date, Company cancels all or any part of an Order, Company shall pay to Nortel Networks a cancellation charge for the Products or each item of Third Party Hardware or Third Party Software that has been canceled in accordance with the schedule set forth in the applicable Product Annex.

         8.2 Orders for Products that have been shipped may not be canceled. Furthermore, Orders for Products which Nortel Networks customizes in accordance with a specific Company request may not be canceled.

         8.3 In the event that Company cancels all or part of an Order for Products or Systems, Company shall pay to Nortel a cancellation charge for each Product or each item of Third Party Hardware or Third Party Software that has been canceled in accordance with the following schedule:

         - 60 days or more prior to Ship Date       100% of Engineering Charges
         - 30-59 days prior to Ship Date             25% of Order amount
         - 15-29 days prior to Ship Date             35% of Order amount
         - 0-14 days prior to Ship Date              50% of Order amount

         8.4 Unless otherwise set forth in a Services Annex or Statement of Work, in the event that Company cancels all or any part of an Order for Services, Company shall pay to Nortel Networks a cancellation charge for the Services that have been cancelled in accordance with the following schedule:

         - 60 or more days prior to Commencement
           Date                                      No cancellation charge
         - 45-59 days prior to Commencement Date     5% of Order amount
         - 30-44 days prior to Commencement Date     10% of Order amount
         - 0-29 days prior to Commencement Date      20% of Order amount

         8.5 In addition, Company shall be liable for all additional costs related to the cancelled Products or Services, including, without limitation,
(i) standard rates (including any overtime premium) for Nortel Networks' personnel and/or contractors who travel to the Installation or Services Site or other location, and the actual travel and living expenses (plus a fifteen percent (15%) administrative fee) and/or relocation expenses incurred by such personnel and/or contractors, and (ii) any costs, charges or expenses incurred by Nortel Networks under its arrangements with third party vendors, licensors, lessors and/or contractors.


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9        WARRANTY

         9.1 Nortel Networks warrants that for a period of twelve (12) months from Acceptance of a System, the Hardware contained in such System under normal use and service will be free from defective material and faulty workmanship and shall comply with the applicable Specifications. The warranty period for Merchandise shall be ninety (90) days from the Ship Date of such Merchandise. The foregoing warranties shall not apply to items normally consumed during operation of a System such as, but not limited to, lamps and fuses.

         9.2 Nortel Networks warrants that any installation Services performed by Nortel Networks with respect to a System will be free from defects in workmanship for a period of twelve (12) months from the completion date of such Services.

         9.3 Nortel Networks warrants that any Licensed Software shall function during the warranty period of the Hardware with respect to which such Licensed Software is furnished without any material, service-affecting, nonconformance to the applicable Specifications. Licensed Software that is delivered separately from Hardware is warranted for a period of twelve (12) months from the applicable Ship Date. If the Licensed Software fails to so function, Company's exclusive remedy and Nortel Networks' sole obligation under this warranty is for Nortel Networks to correct such failure through, at Nortel Networks' option, the replacement or modification of the Licensed Software or such other actions as Nortel Networks reasonably determines to be appropriate, all within a reasonable time having regard to all of the circumstances and failing which the parties agree to negotiate a commercially reasonable solution. Any modification to the Software not performed by Nortel Networks, other than with respect to Modifiable Software, shall void this warranty.

         9.4 If Hardware is not free from defects in material or workmanship and fails to comply with the applicable Specifications during the warranty period, Nortel Networks will at its sole option repair, replace or modify the defective Hardware so that it substantially complies with the applicable Specifications. The warranty service shall be performed at the Installation Site or Nortel Networks' facility as determined by Nortel Networks. If Nortel Networks is unable to repair or modify the defective Hardware within a reasonable period of time so that such Hardware conforms to the applicable Specification, Nortel Networks shall replace the defective Hardware with Hardware that conforms to such Specifications. Replacement Hardware may be new or reconditioned at Nortel Networks' option. Nortel Networks' sole obligation and Company's exclusive remedy under the warranty provisions of this Article with respect to Hardware and installation Services shall be limited to repair, modification or replacement of the defective Hardware or correction of the defective Installation Services.


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         9.5 Notwithstanding the foregoing, the warranty period of Hardware which has been subject to repair or replacement by Nortel Networks shall commence upon the Ship Date of the repaired or replacement Hardware to Company and shall expire on the later of ninety (90) days or the last day of the original warranty period with respect to the Hardware which was repaired or replaced. The warranty period of Licensed Software which has been corrected, due to a material, service-affecting non-conformance found in such Licensed Software, shall expire on the later of ninety (90) days from the Ship Date of the corrected Licensed Software to Company or the last day of the original warranty period with respect to such Licensed Software.

         9.6 Nortel Networks warrants that its Products and deliverables shall comply in all material aspects with all applicable laws and regulations known to Nortel Networks, which are in force on the date of acceptance of the applicable Order therefor, which laws or regulations directly impose obligations upon any manufacturer, seller or, if applicable, installer of such Products. Upon request therefor, Nortel Networks may implement such changes as are necessary to comply with any applicable law and/or regulation which becomes effective after the date of acceptance of the applicable Order; provided that the parties have reached mutual agreement concerning the cost of such changes and which party will bear them.

         9.7 The performance by Nortel Networks of any of its obligations described in this Article 9 shall not extend the applicable warranty period.

         9.8 The warranties set forth in this Article shall not apply to any Products where the defect or non-conformance is due to (i) accident, fire, explosion, power failure, power surge or other power irregularity, lightning, alteration, abuse, misuse or repair not performed by Nortel Networks; (ii) improper storage; (iii) failure to comply with all applicable environmental requirements for the Products as specified by Nortel Networks or any other applicable supplier, such as but not limited to temperature or humidity ranges;
(iv) improper performance of installation, maintenance, operation or other service in connection with the Products, provided that such service was not performed by Nortel Networks or on Nortel Networks' behalf; (v) use in conjunction with an incompatible product or a product not purchased under this Agreement; (vi) any error, act or omission by anyone other than Nortel Networks; or (vii) where written notice of the defect has not been given to Nortel Networks within the applicable warranty period. The warranties set forth in this Article shall not apply to (i) Non-Licensed Software for which the applicable right-to-use fees have not been paid; or (ii) Third Party Software or Third Party Hardware, provided however that Nortel Networks shall assign to Company (to the extent of Nortel Networks' right to do so) the warranty rights granted to Nortel Networks by the appropriate vendor of such Third Party Software or Third Party Hardware.

         9.9 Unless Nortel Networks elects to repair or replace defective Hardware at Company's facility, all Hardware to be repaired or replaced, whether in or out of warranty, shall


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be de-installed and packed by Company in accordance with Nortel Networks'
instructions. Nortel Networks shall use reasonable efforts to ship repaired or replacement Hardware within thirty (30) days of receipt of the defective Hardware. To facilitate the processing of the defective Hardware returned hereunder, Nortel Networks may ship replacement Hardware prior to Nortel Networks receiving the defective Hardware. In the event that Company fails to return defective Hardware and Nortel Networks has shipped such replacement Hardware, Nortel Networks shall invoice Company at Nortel Networks' applicable then-current prices for such replacement Hardware, thirty (30) days after the Ship Date of such replacement Hardware. If mutually agreed, Nortel Networks will make repairs on-site at Nortel Networks' then-current charge for such repairs.

         9.10 If the Hardware returned to Nortel Networks pursuant to Section
9.9 is determined by Nortel Networks to be beyond repair and is outside the warranty period, Nortel Networks shall notify Company and if requested Nortel Networks shall sell Company replacement Hardware at Nortel Networks' then-current prices for such replacement Hardware.

         9.11 Company shall bear risk of loss or damage and shall pay for all transportation charges for Hardware returned to Nortel Networks and Nortel Networks shall bear risk of loss or damage and pay for transportation charges for repaired or replacement Hardware shipped to Company. Title to returned Hardware shall pass to Nortel Networks upon receipt. Title to replacement Hardware shall pass to Company upon receipt.

         9.12 Nortel Networks and Nortel Networks' vendors of Third Party Hardware and Third Party Software, as appropriate, shall not have any responsibility to Customers for warranties offered by Company to such Customers and Company hereby indemnifies and holds harmless Nortel Networks and Nortel Networks' vendors, as appropriate, from any claims, damages or liabilities arising out of, or relating to, any warranties offered by Company to such Customers.

         9.13 If Company discloses to Nortel Networks that Company has purchased Equipment from a party other than Nortel Networks for installation upon a Product or if Nortel Networks determines in its sole discretion that any Equipment installed upon a Product was not purchased by Company from Nortel Networks, Nortel Networks shall have the right to immediately discontinue all of its obligations, services and responsibilities with respect to such Product pursuant to this Agreement until such time as such Product has successfully completed Nortel Networks' certification process (the "Certification"), and provide Company with written notice thereof. Company shall, upon receipt of Nortel Networks' written notice, (i) issue an Order for Nortel Networks' Certification of such Product at the purchase price to be determined pursuant to
Section 4.1; (ii) ensure that such Product successfully completes Nortel Networks' Certification process, including, but not limited to, purchasing additional Equipment from Nortel


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Networks as required in order to successfully complete the Certification process; and (iii) pay the prices, charges and fees for such Certification within thirty (30) days after the date of invoice. Upon the successful completion of the Certification process for such Product, Nortel Networks shall resume its obligations, services and responsibilities with respect to such Product pursuant to this Agreement.

         9.14 THE WARRANTIES, CONDITIONS AND REMEDIES SET FORTH HEREIN CONSTITUTE THE ONLY WARRANTIES, OBLIGATIONS OR CONDITIONS OF NORTEL NETWORKS WITH RESPECT TO THE PRODUCTS AND SERVICES AND ARE COMPANY'S SOLE AND EXCLUSIVE REMEDIES IN THE EVENT THAT SUCH WARRANTIES OR CONDITIONS ARE BREACHED. THEY ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NORTEL NETWORKS SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST REVENUES OR PROFITS OR OTHER ECONOMIC LOSS, OF ANY NATURE WHATSOEVER ARISING OUT OF NORTEL NETWORKS' BREACH OF WARRANTY OR CONDITION.

10       NORTEL NETWORKS' ADDITIONAL OBLIGATIONS

         10.1 Nortel Networks shall make training available to representatives of Company with respect to the operation, configuration, installation, service, maintenance and support of the Products at Nortel Networks' then current prices and at Nortel Networks' facilities, subject to course and class availability. The training provided under this Section 10.1 may be provided at a Nortel Networks facility or other location, at Nortel Networks' discretion. Nortel Networks shall provide Company with a certain number of training credits ("Training Credits"), as set forth in the applicable Product Annex, to be used by Company in any of Nortel Networks' training courses related to the Products that Company has purchased. The Training Credits for each Product may only be used in connection with such Product and must be used within one (1) year from the date such Training Credits were earned, after which such Training Credits will be forfeited by Company.

         10.2 Upon request, Nortel Networks shall provide Company with copies of its then current training catalogue. Company shall provide Nortel Networks with a reasonable number of names and addresses of people to whom this catalogue should be sent. Upon the request of Company, Nortel Networks shall provide to Company such additional training as Company requests, at a time and place mutually agreed upon and at the prices to be quoted for such training. The cancellation fees set forth in the training catalogues shall apply.


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         10.3 Nortel Networks shall include its standard Documentation package, if any, with each shipment of Products. Nortel Networks shall make the Documentation available on its choice of media, which may include CD-ROM or other electronic media. Nortel Networks shall provide Company with any other Documentation that is ordered at its then-current prices therefor. Documentation provided via Nortel Networks' CD-ROM media may be printed and copied and Documentation provided in paper format may be copied, to the extent such Documentation so provides, and only to the extent such printing or copying is necessary for the operation and maintenance of the Products to which the Documentation pertains. However, Company may not press or burn any copies of CD-ROM discs.

         10.4 During the term of this Agreement, Company may receive various support Services from Nortel Networks in connection with the Products Company acquires from Nortel Networks under this Agreement. These Services may include, but are not limited to the following: technical assistance Services, installation Services, Hardware maintenance Services, Software maintenance Services and parts repair and replacement Services. The various support Services that Company may obtain and the manner in which they will be provided are set forth in a Services Annex, which is attached hereto and incorporated herein. The fees for these Services, if available upon execution of this Agreement are set forth in Exhibit B. Fees for any support Services not specified in Exhibit B shall be provided on an as-quoted basis or in a Statement of Work pursuant to Nortel Networks' applicable terms and conditions.

11       SOFTWARE LICENSE

         11.1 Company acknowledges that the Software may contain programs which have been supplied by, and are proprietary to, Third Party Software vendors. In addition to the terms and conditions herein, Company shall abide by any additional terms and conditions specified in a Product Annex with respect to any Software provided by any Third Party Software vendor.

         11.2 Upon Company's payment to Nortel Networks of the applicable fees with respect to any Software furnished to Company pursuant to this Agreement, Nortel Networks hereby grants to Company, subject to the applicable terms and conditions of this Article 11, a personal, non-exclusive, right and license to use the Object Code version of the Licensed Software furnished to Company, but only in conjunction with Company's use of the Hardware or the Documentation with respect to which such Licensed Software was furnished. The duration of such right to use shall last (i) with respect to Licensed Software furnished in connection with Hardware, for the life of that Hardware as it may be repaired or modified, and (ii) with respect to Licensed Software furnished in connection with Documentation, for the duration of Company's right to use the Documentation. Company shall be granted no title or ownership rights to the Software, which rights shall remain in Nortel Networks or its suppliers.


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         11.3 As a condition precedent to this license and to the supply of
Software by Nortel Networks pursuant to this Agreement, Nortel Networks requires Company to give proper assurances to Nortel Networks for the protection of the Software. Accordingly, all Software supplied by Nortel Networks under or in implementation of this Agreement shall be treated by Company as the exclusive property, and as proprietary and a trade secret, of Nortel Networks and/or its suppliers, as appropriate, and Company shall: (i) hold the Software, including, without limitation, any methods or concepts utilized therein in confidence for the benefit of Nortel Networks and/or its suppliers, as appropriate; (ii) not provide or make the Software available to any person except to its employees on a 'need to know' basis and then only under confidentiality obligations; (iii) not reproduce, copy, or modify the Software in whole or in part except as authorized by Nortel Networks; (iv) except as provided for under the Council of the European Communities Directive on the legal protection of Computer Programs dated the 14th of May, 1991 (91/250/EEC), not attempt to decompile, reverse engineer, disassemble, reverse translate, or in any other manner decode the Software; (v) issue adequate instructions to all persons, and take all actions reasonably necessary to satisfy Company's obligations under this license; and
(vi) forthwith return to Nortel Networks, or with Nortel Networks' consent destroy (a) upon termination of the license for any reason, or (b) upon receipt of replacement, modified, or updated Software, any magnetic tape, disc, semiconductor device or other memory device or system memory and/or Documentation or other material regarding such Software, including, but not limited to all printed material furnished by Nortel Networks to Company. An appropriate officer or other authorized representative of Company shall certify in writing to Nortel Networks that all copies of material in the possession or control of Company have been destroyed as required in this Paragraph.

         11.4 The obligations of Company hereunder shall not extend to any information or data relating to the Software which is now available to the general public or becomes available by reason of acts or failures to act not attributable to Company. If Company is required or requested in a legal, judicial, or administrative proceeding, or otherwise by law, to disclose such information or data, Company shall use reasonable efforts to provide prior notice to Nortel Networks and allow Nortel Networks to seek protective or other court or administrative orders, and Company shall to the extent of its ability protest such required disclosure and request that all information or data so disclosed be protect to the full extent possible as confidential and disclosed only under restrictive circumstances and orders to ensure such continued protection.

         11.5 Nortel Networks may issue updates to the Software from time to time, and, upon Company's payment of applicable right to use fees, if any, shall license such updates to Company. The right to use fees for such updates do not include the price of any associated Hardware that may be required to use such updates.


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         11.6 Unless agreed to in writing in advance by both Nortel Networks and
Company, which consent shall not be unreasonably withheld, neither Company nor any successor to Company's title in the applicable Hardware shall have the right to (i) assign this license as to the applicable Licensed Software to any other person who acquires legal title to such Hardware; or (ii) sublicense the rights herein granted as to such Licensed Software to any other person who subsequently acquires the right to use such Hardware.

         11.7 Company shall indemnify and hold Nortel Networks and its suppliers, as appropriate, harmless from any loss or damage resulting from a breach of this Article 11. The obligations of Company under this Article 11 shall survive the termination of the Agreement and shall continue if the Software is removed from service.

NON-LICENSED SOFTWARE

         11.8 Certain Software delivered by Nortel Networks may include Non-Licensed Software. Non-Licensed Software includes (i) any Software for which the applicable right to use fees have not been paid; and (ii) Software for which a periodic right to use fee has expired and the applicable additional periodic right to use fees have not been paid. Company shall submit to Nortel Networks an Order for any Non-Licensed Software that Company desires to license or renew.

         11.9 When Non-Licensed Software is placed into service, even without the submission of an Order, the applicable right to use fees shall be payable. Company shall also have the option to pay the applicable right to use fees for any Non-Licensed Software upon installation of a Software load containing such Non-Licensed Software.

         11.10 To ensure Company's proper activation and/or usage of only the appropriate Software, Company shall complete the appropriate form designated by Nortel Networks prior to the activation and/or usage by Company of any Non-Licensed Software. Company shall identify all Software desired to be activated and/or used (including the number of lines or other units activated, if applicable) in each System and shall transmit such fon-n to Nortel Networks.

         11.11 Nortel Networks shall promptly review any form submitted pursuant to Section 11.10 and respond in writing, identifying whether (i) any applicable prerequisite Hardware or Software is required by Company prior to activation and/or usage of the applicable Software; or (ii) whether the use of such Software requires Nortel Networks to determine whether the current System configuration will require additional elements, such as Hardware, other hardware and/or System memory, prior to activation and/or usage; or (iii) whether Company can use such Software without the addition of any additional Hardware or Software.


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         11.12 Nortel Networks reserves the right to access by remote polling any site in which Software has been installed to determine which Software has been activated. Such polling shall be done so as not to unreasonably interfere with Company's use of the Products.

         11.13 Nortel Networks shall issue invoices to Company, in addition to those amounts previously invoiced, for amounts found to be payable as a result of Company's activation and/or usage of any Software which Nortel Networks determines as a result of the remote polling of a site and for which Company has not previously paid the appropriate right to use fees.

         11.14 The warranty period for Software activated later than the original Ship Date of the Software load shall commence on the date the Software feature's right to use fees have been paid by Company; or, Nortel Networks has been notified by Company of activation of such feature; or, remote polling indicates that such feature has been activated, whichever occurs first.

         11.15 Nortel Networks shall provide the Software support Services specified in Article 10 or in a Services Annex or Statement of Work, provided that Company operates the Software at Nortel Networks' current Software release level or within at least two previous Software release levels, or as otherwise specified in the Services agreement.

MODIFIABLE SOFTWARE

         11.16 Notwithstanding anything to the contrary above, upon payment to Nortel Networks of the applicable fees, Nortel Networks hereby grants to Company, subject to the applicable terms and conditions of this Article 11, a personal, non-transferable, non-assignable and non-exclusive right and license to modify and prepare derivative works based on Licensed Software which Nortel Networks identifies as Modifiable Software. Upon the modification or creation of any Applications, or the modification or creation of any Building Blocks, Nortel Networks shall have no obligations with regard to warranty under Article 9 or indemnity under Article 14 for such Applications or Building Blocks.

         11.17 Nothing contained in Sections 11.16 through 11.20 shall transfer, or be deemed to transfer, or contemplate the transfer of, any rights in or to the Software other than those rights specifically granted herein, and in particular but without restricting the generality of the foregoing, Nortel Networks does not in any way transfer any right, title or interest in or to the Software or any element constituting a portion thereof to Company, other than the right of Company to modify, create, or prepare derivative works based on Building Blocks and Applications.

         11.18 For any Building Blocks and Applications created solely by Company, and for all Company-modified portions of the Nortel Networks-provided Building Blocks with respect to


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such modified portion only, Company shall own all forms of intellectual property rights (including but not limited to patent, trade secret, copyright and mask rights) pertaining to such Applications, Building Blocks or portions thereof and shall have the right to file for or otherwise secure and protect such rights.
For all such Company created Applications or Building Blocks, or modified portions of Building Blocks, the parties shall, on a case by case basis, negotiate in good faith to determine whether Company may desire to license any such Applications or Building Blocks to Nortel Networks, such license to be at no charge to Nortel Networks as long as Company is licensed hereunder.

         11.19 For any Applications created solely by Nortel Networks and for the Nortel Networks- provided Building Blocks, Nortel Networks shall own all forms of intellectual property rights (including but not limited to patent, trade secret, copyright and mask rights) pertaining to such Applications or Building Blocks and shall have the right to file for or otherwise secure and protect such rights. For all such Nortel Networks Applications or Building Blocks, Company may license any such additional Nortel Networks Products upon Nortel Networks making such software generally available to its customers.

         11.20 In the event that Company and Nortel Networks intend to jointly create Applications or Building Blocks, the parties shall mutually agree in writing as to applicable terms and conditions.

SERVICES SOFTWARE

         11.21 With respect to Services Software, Company shall: (i) utilize such Services Software and the results thereof solely for the purposes described in Section 1.34; and (ii) comply with additional terms, if any, applicable to such Services Software as specified in a Product Annex. Nortel Networks may, at any time and without liability or obligation to Company, modify the Services Software, any computer equipment of Nortel Networks or suppliers used in connection with such Services Software, and identification codes, manuals or other information or Documentation used in connection with the Services Software.

         11.22 SERVICES SOFTWARE IS PROVIDED AS IS AND WITHOUT WARRANTY OR CONDITION OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NORTEL NETWORKS DOES NOT AND CANNOT WARRANT THE PERFORMANCE OR RESULTS THAT MAY BE OBTAINED BY USING SERVICES SOFTWARE. COMPANY ASSUMES SOLE RESPONSIBILITY FOR THE SELECTION OF THE SERVICES SOFTWARE TO ACHIEVE COMPANY'S INTENDED RESULTS, AND FOR THE INSTALLATION, USE, AND RESULTS OBTAINED FROM THE SERVICES


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SOFTWARE. IN NO EVENT SHALL NORTEL NETWORKS BE LIABLE FOR ANY INDIRECT,
INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST REVENUES OR PROFITS OR OTHER ECONOMIC LOSS, OF ANY NATURE WHATSOEVER ARISING OUT OF COMPANY'S USE OF SERVICES SOFTWARE.

12       HOMOLOGATION AND CERTIFICATION

         12.1 Nortel Networks hereby warrants that it will comply with the homologation requirements for a Product, unless otherwise specified in a Product Annex, in each of the countries set forth on Exhibit D.

         12.2 In the event that Nortel Networks or a Nortel Networks Affiliate has complied or complies in the future with the homologation requirements for a Product in any country not set forth on Exhibit D, Nortel Networks shall, to the extent of its legal right to do so, grant Company the right to use the results of such homologation. Any costs arising from such grant shall be subject to agreement by the parties prior to such grant being made.

13       INTELLECTUAL PROPERTY RIGHTS

         13.1 The Services performed by Nortel Networks and its Affiliates pursuant to this Agreement (and any deliverables provided to Company in connection therewith) are not "works for hire".

         13.2 All Background IPR of a party or its Affiliate shall remain the exclusive property of such party or its Affiliate, and the information contained therein shall be deemed to be Confidential Information of such party or its Affiliate.

         13.3 With respect to any Background IPR of Company disclosed to Nortel Networks, its Affiliates, and/or its contractors in connection with this Agreement, Company hereby grants to Nortel Networks, Nortel Networks' Affiliates, and Nortel Networks' contractors a nonexclusive, royalty-free, worldwide right to make, use, and reproduce such Background IPR, but only to the extent that such right is necessary for the performance of Nortel Networks' obligations under this Agreement and the Services contemplated hereunder.

         13.4 With respect to any Foreground IPR of Nortel Networks and its Affiliates which is incorporated or contained within, or which is required for the implementation of, any recommendation(s) or conclusion(s) advanced by Nortel Networks in the course of performing Services under this Agreement, Nortel Networks hereby grants to Company a non-exclusive, royalty-free, worldwide right to use and disclose such Foreground IPR, but only to the extent


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necessary for Company to implement such recommendation(s) or conclusion(s) in the implementation, operation and maintenance of Company's communications network or in Company's provision of communications services.

         13.5 With respect to any Background IPR of Nortel Networks and its Affiliates which is incorporated or contained within, or which is required for the implementation of, any recommendation(s) or conclusion(s) advanced by Nortel Networks in the course of performing Services under this Agreement, Nortel Networks will grant to Company, upon reasonable commercial terms, a non-exclusive, worldwide right to use and disclose such Background IPR, but only to the extent necessary for Company to implement such recommendation(s) or conclusion(s) in the implementation, operation and maintenance of Company's communications network or in Company's provision of communications services. Notwithstanding the foregoing, the grant to Company of rights in the Background IPR of Nortel Networks and its affiliates shall not include product design information of Nortel Networks and its Affiliates, but shall be limited to that Background IPR within the scope of the technical information to be included within the deliverables.

         13.6 Prior to disclosing to any third party any Foreground IPR or Background IPR of Nortel Networks and its Affiliates pursuant to Sections 13.2 or 13.5, Company shall (i) advise such third party in writing of the confidential and proprietary nature and the limitations on use of the information to be disclosed, as set forth in Sections 13.4 and 13.5, and shall
(ii) obtain from such third party a written undertaking to respect such obligations.

         13.7 Nothing contained in this Agreement shall transfer, or be deemed to transfer or contemplate the transfer of, any Intellectual Property Right other than those rights specifically granted herein, and in particular but without restricting the generality of the foregoing, Nortel Networks does not in any way grant any license in, to, or under any of its Intellectual Property Rights.

         13.8 Nothing contained in this Agreement shall prevent, or be deemed to prevent, Nortel Networks or its Affiliates from providing to any third party the same or similar Services (including the same or similar recommendations or conclusions) as may be provided to Company pursuant to this Agreement.

14       LIABILITY FOR BODILY INJURY, PROPERTY DAMAGE AND PATENT
         INFRINGEMENT

         14.1 A party hereto shall defend the other party against any suit, claim, or proceeding brought against the other party for direct damages due to bodily injuries (including death) or damage to tangible property which allegedly result from the defending party's negligence or


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willful misconduct in the performance of this Agreement. The defending party shall pay all litigation costs, reasonable attorney's fees, settlement payments and such direct damages awarded or resulting from any such suit, claim or proceeding. Nortel Networks' responsibility in respect of each Contract, except in respect of death or personal injury, whether in contract or tort or resulting from Nortel Networks' proven negligent acts or omissions, shall not exceed One Million Dollars ($1,000,000.00) for any one or more separate claims having the same cause or attributable to the same event or occurrence. Nortel Networks shall at all times during the continuance of this Contract maintain insurance against such liabilities.

         14.2 Nortel Networks shall defend Company against any suit, claim or proceeding brought against Company alleging that the sale to, or use by Company of, any Products excluding Third Party Hardware or Third Party Software, furnished hereunder infringes any patent, trademark, trade secret or copyright ("Infringement Claim"). Nortel Networks shall pay, subject to Section 14.3 below, all litigation costs, reasonable attorney's fees, settlement payments and damages awarded or resulting from any such suit, claim or proceeding. With respect to Third Party Hardware or Third Party Software, Nortel Networks shall assign any rights with respect to infringement of patents granted to Nortel Networks by the supplier of such items to the extent of Nortel Networks' right to do so.

         14.3 Except as provided for in Section 14.1, Nortel Networks' cumulative liability, pursuant to this Article 14 and including its costs and expenses incurred in satisfying its obligations set forth below, shall not exceed one hundred fifty percent (150%) of the purchase price of the Products or Services giving rise to the Infringement Claim.

         14.4 Nortel Networks shall have no liability, in respect of any Infringement Claim based on the use of a Product where such claim arises from a Product that: (i) is manufactured, designed or supplied by Nortel Networks in accordance with any design or any special instruction furnished by Company; (ii) is used by Company in a manner or for a purpose not contemplated or authorized by this Agreement; (iii) is used by Company in combination with other products not provided by Nortel Networks, including, without limitation, any software developed solely by Company through the permitted use of Products furnished hereunder, provided that the Infringement Claim arises from such combination or the use thereof, (iv) is modified by Company where such modification is not authorized by Nortel Networks; or (v) is used or located by Company in a location other than the location in which and for which it was supplied by Nortel Networks. In the excepted cases stated above, Company shall indemnify and hold Nortel Networks harmless against any loss, cost, expense, damage, settlement or other liability, including, but not limited to, attorneys' fees, which may be incurred by Nortel Networks with respect to any suit, claim, or proceeding described in this Section 14.5.


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         14.5 Nortel Networks shall not be liable for, and Company shall indemnify Nortel Networks in respect of, any damages awarded based on Company's willful, knowing or deliberate infringement of a patent, copyright, trade secret, trademark or other proprietary right where such infringement results in a pecuniary damage award.

         14.6 Nortel Networks may provide Company with notice of an actual or potential Infringement Claim. Nortel Networks shall consult with Company regarding the Infringement Claim and the course of action to be pursued as a result thereof. In the event that the parties fail to agree on a satisfactory course of action for dealing with the matter, Company may either: (i) return to Nortel Networks the affected portion of the Product(s) or deliverables in return for a refund of the depreciated value (as carried on the books of Company) of the Product(s) or deliverables so returned; or (ii) continue to use the Product(s), Services or deliverables at Company's own risk. Nortel Networks shall not be liable for, and Company shall indemnify Nortel Networks in respect of any Infringement Claim(s) where Nortel Networks has provided notice to Company of the Infringement Claim(s) and Company elects to continue its use of the Product(s) or deliverable related to or covered by the Infringement Claim.

         14.7 If as a result of an Infringement Claim, other than those contemplated in Section 14.6(i) and 14.6(ii) above, an injunction is obtained against Company's use of any Product(s) Service(s) or deliverable(s) Nortel Networks shall, at Nortel Networks' option: (i) procure for Company the right to continue using the alleged infringing Product(s), Service(s) or deliverable(s);
(ii) replace or modify the same with equivalent or better Product(s), Service(s) or deliverable(s) so that Company's use is non-infringing; or (iii) accept return of the affected portion of the Product(s) or deliverable(s) and refund to Company the purchase price of such Product(s) or deliverable(s) upon the Products return.

         14.8 The defense of any claim which is predominantly covered by the provisions of this Agreement shall be controlled by the party upon whom the majority of the ultimate liability is likely to be imposed. Such controlling party shall give the other party a reasonable opportunity to participate in negotiation or defense of the claim so that such other Party may reasonably protect its own interests. Neither Party shall be liable for any settlement obligation incurred without its written consent.

         14.9 Company shall waive any and all claims that Company may have against Nortel Networks that Company may have due to any use by Company of Modifiable Software and any modification Company may have made to a Product where such modification may have given rise to such claim. Further, Company shall be responsible for any additional hardware, software or services required as a result of such use.


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         14.10 THE REMEDIES SET FORTH IN THIS ARTICLE 14 ESTABLISH THE ENTIRE
OBLIGATION OF THE PARTIES IN REGARD TO CLAIMS RELATING TO INTELLECTUAL PROPERTY RIGHTS INCLUDING CLAIMS DIRECTED TO THE INFRINGEMENT OF PATENTS, COPYRIGHT, TRADE SECRETS AND OTHER PROPRIETARY RIGHTS. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST REVENUES OR PROFITS OR OTHER ECONOMIC LOSS OF ANY NATURE WHATSOEVER, ARISING FROM SUCH INFRINGEMENT CLAIMS AND/OR RELATED MATTERS, OTHER THAN AS SPECIFICALLY SET FORTH HEREIN.

15       REMEDIES AND LIMITATION OF LIABILITY

         15.1 Nortel Networks shall have the right to suspend its performance, upon written notice to Company, and forthwith remove and take possession of all Products or deliverables that have been delivered to Company, if, prior to payment to Nortel Networks of any amounts due pursuant to this Agreement with respect to such Products or Services, Company shall (i) become insolvent or bankrupt or cease, be unable, or admit in writing its inability, to pay all debts as they mature, or make a general assignment for the benefit of, or enter into any arrangement with, creditors; (ii) authorize, apply for, or consent to the appointment of, a receiver, trustee, or liquidator of all or a substantial part of its assets or have proceedings seeking such appointment commenced against it which are not terminated within sixty (60) days of such commencement; or (iii) file a voluntary petition under any bankruptcy or insolvency law or under the reorganization or arrangement provisions of the United States Bankruptcy Code or any similar law of any jurisdiction or have proceedings under any such law instituted against it which are not terminated within sixty (60) days of such commencement.

         15.2 In the event of any material breach of this Agreement which shall continue for thirty (30) or more days after written notice of such breach (including a reasonably detailed statement of the nature of such breach) shall have been given to the breaching party by the aggrieved party, the aggrieved party shall be entitled at its option to avail itself of any and all remedies available at law or equity, except as otherwise limited in this Agreement; provided however, that nothing contained in Section 15.2 or elsewhere in this Agreement shall make Nortel Networks liable for any indirect, incidental, punitive, special or consequential damages of any nature whatsoever for any breach of this Agreement whether the claims for such damages arise in contract, or otherwise.

         15.3 Nortel Networks shall not be liable for any additional costs, expenses, losses or damages resulting from errors, acts or omissions of Company, including, but not limited to, inaccuracy, incompleteness or untimeliness in the provision of information by Company to


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Nortel Networks or fulfillment by Company of any of its obligations under this
Agreement. Company shall pay Nortel Networks the amount of any such costs, expenses, losses or damage incurred by Nortel Networks.

         15.4 Any action for breach of this Agreement or to enforce any right hereunder shall be commenced within two (2) years after the cause of action accrues or it shall be deemed waived and barred, except any action for nonpayment by Company of any prices, charges, fees or other amounts payable hereunder may be brought by Nortel Networks at any time permitted by applicable law, and Nortel Networks may suspend performance of any of its obligations hereunder until all such payments are made.

16       TERM AND TERMINATION

         16.1 This Agreement will be in effect from the Effective Date for a period of three (3) years (the "Original Term"). Thereafter, this Agreement shall automatically renew for one (1) year terms (each, a "Renewal Period" and collectively and together with the Original Term, the "Term"), unless either party provides the other party with written notice of its intent not to renew at least sixty (60) days prior to the end of the Original Term or any Renewal Period.

         16.2 Either party may delay performance under this Agreement or terminate this Agreement, in whole or in part, in the event of a default by the other, provided that the non-defaulting party so advises the defaulting party in writing of the event of alleged default and the defaulting party does not remedy the alleged default within thirty (30) days after written notice thereof. If the alleged default is not capable of being remedied within thirty (30) days, the defaulting party must commence to remedy the alleged default within such thirty
(30) day period and provide to the non-defaulting party a plan for timely remedying the alleged default in order to avoid termination. A default shall include:

                  (i) a party's insolvency or initiation of bankruptcy or receivership proceedings by or against a party or the execution of an assignment for the benefit of creditors; or

                  (ii) either party's material breach of any of the terms or conditions hereof including the failure to make any payment when due.

         16.3 The expiration or termination of this Agreement for any cause shall not release either party from:

                  (i) any obligations and duties remaining under any Order accepted by Nortel Networks prior to such expiration or termination, except that Nortel


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                           Networks shall not be required to fulfil the Order if
                           the termination is due to a breach or default by Company;

                  (ii) any liability which at the time of expiration or termination has already accrued to the other party, or, which thereafter may accrue in respect to any event prior to expiration or termination; or

                  (iii)    any liability from any obligation specified in
                           Section 18.18 below to survive expiration or termination.

         16.4 Notwithstanding the foregoing, Nortel shall not be obligated to provide any Services pursuant to this Agreement after termination of this Agreement. Company shall pay the full price for Services performed prior to the Effective Date of termination plus the costs to Nortel of, and necessarily incidental to, termination, including such other costs, charges or expenses for which Nortel has the right to reimbursement hereunder. Termination of this Agreement shall not entitle Company to withhold payment of any amount due or accruing to Nortel hereunder prior to the effective date of termination, or to reimbursement of any amount previously paid to Nortel.

17       MISCELLANEOUS

         17.1 Each party which receives the other party's Confidential Information shall use reasonable care to hold such Confidential Information in confidence and not disclose such Confidential Information to anyone other than to its employees and employees of a Company Affiliate or a Nortel Networks Affiliate, as applicable, with a need to know. A party that receives the other party's Confidential Information shall not reproduce such Confidential Information, except to the extent reasonably required for the performance of its obligations pursuant to this Agreement and in connection with any permitted use of such Confidential Information.

         17.2 Company shall take reasonable care to use Nortel Networks' Confidential Information only for study, operating, or maintenance purposes in connection with Company's use of Products and/or Services furnished by Nortel Networks pursuant to this Agreement.

         17.3 Notwithstanding the foregoing, either party shall be free to use that portion of the Confidential Information which may be retained in intangible form by those employees who have had access to the Confidential Information, for any purpose, including use in the development, manufacture, marketing and maintenance of its products and services. The marketing of any product or service, including the dissemination of supporting documentation, which inherently discloses the disclosing party's Confidential Information shall not be deemed a


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breach by the recipient of such obligations; provided however, that ownership of the Confidential Information and all intellectual property rights to such Confidential Information remain with the disclosing party.

         17.4 The obligations of either party pursuant to this Article 17 shall not extend to any Confidential Information which a recipient can demonstrate through written documentation was already known to the recipient prior to its disclosure to the recipient and without confidential obligations was known or generally available to the public at the time of disclosure to the recipient, becomes known or generally available to the public (other than by act of the recipient) subsequent to its disclosure to the recipient, is disclosed or made available in writing to the recipient by a third party having a bona fide right to do so and without similar confidentiality obligations, is independently developed by recipient, or is required to be disclosed by subpoena or other process of law, provided that the recipient shall notify the disclosing party promptly of any such subpoena or other process of law requiring disclosure and shall take steps to ensure the continued confidentiality of the Confidential Information or shall allow the disclosing party to do so.

18       MISCELLANEOUS

         18.1 PUBLICITY - A party shall not release any advertising or other publicity relating to this Agreement or the contents hereof wherein such other party may reasonably be identified without the prior written approval of the other party. In addition, each party shall take reasonable precautions to keep the existence and the contents of this Agreement confidential so long as this Agreement remains in effect and for a period of five (5) years thereafter, except as may be otherwise expressly provided in this Agreement or as may be reasonably required to enforce this Agreement by law.

         18.2 APPLICABLE LAW - The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof except to the extent that any mandatory provisions of local law in any country take precedence over the provisions of this Agreement and New York law. The United Nations convention on Contracts for the International Sale of Goods shall not apply to this Agreement. The parties agree that when a Contract is executed and performed by their respective Affiliates in the same country outside the United States, the law for that country shall apply to such Contract.

         18.3 EFFECTS OF HEADINGS - All headings used herein are for index and reference purposes only, and shall not be given any substantive effect. This Agreement has been created jointly by the parties and no rule of construction requiring interpretation against the drafter of this Agreement shall apply in its interpretation.


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         18.4 ASSIGNMENT. - Notwithstanding anything in this Agreement to the contrary, either party may assign or transfer this Agreement or any of its rights hereunder with the prior written consent of the other party, such consent not to be unreasonably withheld. A change in control of Company, including but not limited to if ownership or control of more than fifty percent (50%) of the shares of the Company entitled to elect the board of directors changes during the Term of this Agreement, shall be deemed an assignment hereunder. Nortel Networks consent shall not be required for any assignment or transfer by Company to any of its Affiliates listed on Exhibit C to this Agreement. Company's consent shall not be required for any assignment or transfer by Nortel Networks
(i) to any Nortel Networks Affiliate of all or any part of this Agreement or of Nortel Networks' rights hereunder; or (ii) to any third party of Nortel Networks' right to receive any monies ("Receivables") which may become due to Nortel Networks pursuant to this Agreement. Company hereby consents to the sale of Receivables by Nortel Networks without the necessity for any further notice and without any qualification on such consent. Company grants permission for Nortel Networks to disclose the provisions of this Agreement to purchasers and prospective purchasers of Receivables, or their affiliates and others with a present or prospective financial interest in such Receivables, and their respective agents, attorneys, auditors, rating agencies and other advisors.

         18.5 SUBCONTRACTING - Nortel Networks may subcontract any of its obligations under this Agreement, but no such subcontract shall relieve Nortel Networks of primary responsibility for performance of its obligations.

         18.6 NON-WAIVER - The failure by either party hereto at any time to require performance by the other party or to claim a breach of any provision of this Agreement shall not be construed as affecting any subsequent breach or the right to require the performance with respect thereto or to claim a breach with respect thereto.

         18.7 RELATIONSHIP OF THE PARTIES - The provisions of this Agreement shall not be construed to establish any form of partnership, agency or joint venture of any kind between Nortel Networks and Company, nor to constitute either party as the agent, employee or legal representative of the other. To the extent Nortel Networks provides Services under this Agreement, those Services are provided as an independent contractor. All persons fumished by either party to accomplish the intent of this Agreement shall be considered solely as the furnishing party's employees or agents and the furnishing party shall be solely responsible for compliance with respect to its employees with all laws, rules and regulations involving, but not limited to, employment of labor, hours of labor, working conditions, workers' compensation, payment of wages, and withholding and payment of applicable taxes, including, but not limited to income taxes, unemployment taxes, and social security taxes.

                                                                         Arbinet
                                                                            GPSA

         18.8 FORCE MAJEURE - If the performance by a party of any of its obligations under this Agreement shall be interfered with by reason of any circumstances beyond the reasonable control of that party, including without limitation, fire, explosion, acts of God, war, revolution, civil commotion, unavailability of supplies or sources of energy, power failure, breakdown of machinery, delays regarding zoning, easements or deed restrictions, any legal proceedings between parties unrelated to the parties hereto or labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts, then that party shall be excused from such performance for a period equal to the delay resulting from the applicable circumstances and such additional period as may be reasonably necessary to allow that party to resume its performance. With respect to labor difficulties as described above, a party shall not be obligated to accede to any demands being made by employees or other personnel.

         18.9 TAXES - Company shall at Nortel Networks' direction promptly reimburse Nortel Networks or pay directly to the applicable government or taxing authority all taxes and charges arising hereunder, including, without limitation, penalties and interest, except for taxes computed upon the net income of Nortel Networks. If Company provides Nortel Networks with a certificate of exemption for the applicable taxes, in a timely manner, then Nortel Networks shall not invoice Company for such taxes.

         18.10 HAZARDOUS MATERIALS - Prior to issuing any Order for Services to be performed at Company's facilities, Company shall identify and notify Nortel Networks in writing of the existence of all Hazardous Materials which Nortel Networks may encounter during the performance of such Services, including without limitation, any Hazardous Materials contained within any equipment to be removed by Nortel Networks.

If Company breaches its obligations pursuant to this Section 18.10, (i) Nortel Networks may discontinue the performance of the applicable Services until all the Hazardous Materials have been removed or abated to Nortel Networks' satisfaction by Company at Company's sole expense; and (ii) Company shall defend, indemnify and hold Nortel Networks harmless from any and all damages, claims, losses, liabilities and expenses, including without limitation, attorney's fees, which arise out of Company's breach of such obligations.

         18.11 NOTICE-All notices required or permitted to be given here under shall be in writing and shall be deemed given when delivered (i) by hand; or
(ii) by facsimile, transmission

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                                                                         Arbinet
                                                                            GPSA

(confirming the same by mail); or (iii) by certified, return receipt, or next-day mail, or courier service, addressed as follows:

If to Company:
         Arbinet Holdings Corporation
         226 East 54th Street, Suite 200
         New York, New York 10022
         Attention:
         Facsimile:

If to Nortel Networks:
         Nortel Networks Inc.
         2350 Lakeside Boulevard
         Richardson, Texas 75082-4399
         USA
         Attention: Senior Manager, Contracts Mgmt & Negotiations
         Facsimile: (972) 685-3284

Either party hereto may change its address by a notice given to the other party hereto in the manner set forth above.

         18.12 INFORMATION AND DOCUMENTATION - Company shall provide any information and/or documentation that Nortel Networks reasonably requests from Company and that is necessary for Nortel Networks to properly perform any of its obligations hereunder. Such information shall be provided in a form reasonably specified by Nortel Networks by the dates specified by Nortel Networks.

         18.13 EXPORT - Company shall not export any Products or technical data received from Nortel Networks pursuant to this Agreement, or release any such Products or technical data with the knowledge or intent that such Products or technical data will be exported or transmitted to any country or to foreign nationals of any country, except in accordance with applicable laws and regulations of the U.S. or Canada concerning the exporting of such items and with Nortel Networks' prior written consent for these countries or other such jurisdiction affecting the Products. Company shall obtain all appropriate government authorizations in accordance with applicable law prior to exporting or transmitting any such Products or technical data. Nortel Networks will provide such assistance as Company reasonably requests to obtain such authorizations.

                  18.13.1 Nortel Networks acknowledges that the transfer of Systems or components thereof, and associated documentation, outside of the United States may be

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                                                                         Arbinet
                                                                            GPSA

         subject to the specific approval of the applicable Software suppliers and other suppliers. All such approvals, if applicable, shall be conditions precedent to any of the obligations of Nortel Networks hereunder respecting such Systems or component thereof and associated documentation. To the extent any such conditions exist, they shall be listed in the applicable Product Annex.

                  18.13.2 Nortel Networks hereby agrees that its shareholders, directors, officers, employees, agents or contractors of Nortel Networks will not make, authorize or offer, or cause to be made or offered, any payment, loan or gift of money or anything of value directly or indirectly to: (i) any official or employee of any government, or agency or instrumentality thereof; (ii) any political Party or official thereof or any candidate for political office; or
         (iii) any person; under circumstances in which the shareholders, directors, officers, employees, agents or contractors of Nortel Networks know, or have reason to know, that all or any portion of such money or thing of value will be offered or given, directly or indirectly, to any person named in clauses (i) and (ii) above to influence a decision or to gain any advantage to Nortel Networks or its shareholders, directors, officers, employees, agents or subcontractors, or to retain business for or with, or directing business to, Nortel Networks, or in connection with any transaction relating to this Agreement which could result in a violation of the Foreign Corrupt Practices Act, as amended and any other law, regulation, order, decree or directive having the force of law and relating to bribery, kick-backs, or similar business practices. For purposes of this Agreement, the term "official" shall mean and include any employee or officer in public service or in the private sector, any employee or official of any governmental or quasi governmental department, agency or instrumentality thereof, or any person or entity acting in an official capacity for on behalf of any such government or department, agency or instrumentality.

                  18.13.3 Each Party shall take all required or advisable steps to ensure that, for the duration of this Agreement, it remains a company in good standing, duly organized, registered and existing under the laws of each country in which it is undertaking its obligations hereunder, as well as any other applicable regional and local jurisdiction.

         18.14 SEVERABILITY - If any provision of this Agreement is declared or judicially determined to be invalid or unenforceable under applicable law, the remaining provisions shall continue in full force and effect and the parties shall substitute for the invalid provision a valid provision which most closely approximates the economic effect and intent of the invalid provision.

         18.15 ENTIRE AGREEMENT - This Agreement, including the Exhibits and Annexes which are attached hereto and incorporated herein, comprises all the terms, conditions and agreements

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                                                                         Arbinet
                                                                            GPSA

of the parties hereto with respect to the subject matter hereof and supersedes all previous negotiations, proposals, commitments, writings, publications and understandings of any nature whatsoever. The parties hereto hereby acknowledges and agrees that it has not relied on any representations or warranties other than those expressly set forth in this Agreement.

         18.16 MODIFICATION OF AGREEMENT - No addition to or modification of this Agreement, including Exhibits, Schedules, or Annexes, shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of each of the parties hereto.

         18.17 REGULATORY COMPLIANCE - In the event of any change in the Specifications or Nortel Networks' manufacturing or delivery processes for any Products as a result of the imposition of requirements by any government, Nortel Networks may upon notice to Company, increase its prices, charges and fees to cover the added costs and expenses directly and indirectly incurred by Nortel Networks as a result of such change.

         18.18 SURVIVORSHIP - Any terms of this Agreement which by their nature are intended to survive including but not limited to those Articles titled "Price and Payment", "Warranty," "Intellectual Property Rights," "Liability for Bodily Injury, Property Damage and Patent Infringement," "Remedies and Limitation of Liability," "Confidentiality," and "Miscellaneous," as well as Sections 11.2, 11.3, 11.16, 13.3, 13.5 and 16.3, shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement.


NORTEL NETWORKS INC.                      ARBINET HOLDINGS CORPORATION


By:    /s/ Jeff Kirchner                  By:    /s/ Rachelle E. Rees McCarthy
       --------------------------------          -------------------------------
Name:  Jeff Kirchner                      Name:  Rachelle E. Rees McCarthy
       --------------------------------          -------------------------------
Title: Vice President                     Title: COO
       --------------------------------          -------------------------------
Date:  28 Oct 99                          Date:  10/19/99
       --------------------------------          -------------------------------


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

                                                                         ARBINET
                                                               PRODUCT ANNEX A.1
                                                                    ATTACHMENT 1

                                    EXHIBIT A

                                PRODUCT ANNEX A.1

                            CARRIER NETWORKS PRODUCTS

The supplemental terms and conditions provided below take precedence over any conflicting terms and conditions specified, in the Sections noted below or elsewhere, in the Agreement as such terms and conditions apply to the DMS-250, DMS-300, DMS300/250, DMS-500 or DMS-GSP Products ("Carrier Networks Products").

ARTICLE 2, SECTION 2.1

With regard to the scope of the Agreement, the following shall apply:

         2.1.1. Within the first year of the Original Term, Company commits to purchase and/or license, as applicable, and take delivery of the Products described in Attachment 1, Part I (DMS-GSP Initial Systems) and Part III (DMS-GSP Initial System Standard/Additional Software Features), in a minimum dollar amount of Seven Million Six Hundred Twenty Seven Thousand Five Hundred Seventy Two Dollars ($7,627,572.00) (the "Initial Commitment Amount"), which amount shall include without limitation no less than three (3) DMS-GSP Initial Systems as described in Attachment 1, Part I. The prices, charges and fees for the Products shall be paid in accordance with Article 4 of the Agreement.

         2.1.2 Company may issue Orders for additional ports to be added to an Initial System ("Extension Orders") after the Ship Date for such System. If Company issues an Extension Order before the Turnover Date for such System, the first Extension Order shall be priced at Add-On prices described in Part III, Section III.1.2 If Company issues an Order for additional ports to be added to an Initial System after the Turnover Date for such System, the Order shall be priced at Extension pricing.

         2.1.3 Company may purchase Optional Software described in this Agreement, or other Software not described in this Agreement based upon a Firm Quotation for such Software. If the Optional Software is purchased for installation in an Initial System prior to the Turnover Date for such System, the Company will be entitled to a software discount of seventy percent (70%) off the list price for such Software. If Company issues an Order for Optional Software after the Turnover Date for the Initial System in which the Software is to be installed, the Company shall be entitled to a discount of thirty


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                                                                    ATTACHMENT 1

         percent (30%) off the list price for such Software. The Firm Quotation shall reflect the list price less the applicable discount.

ARTICLE  2, SECTION 2.3

With regard to the subject of forecasts, the following shall apply:

         Company shall submit a non-binding forecast to Nortel, in accordance with Section 2.3 of the Agreement as set forth in Attachment 2 to this Annex A.1.

ARTICLE 2, SECTION 2.6

With regard to the subject of joint advertising, the following shall apply:

         2.6 During the Original Term of this Agreement, each party commits to pay Fifty Thousand Dollars ($50,000.00) for the purpose of jointly undertaking a cooperative marketing and joint advertising campaign. The parties shall mutually agree on the content and placement of such cooperative marketing and advertising. Each party agrees to make an expenditure of Fifty Thousand Dollars ($50,000.00) during the calendar year 2000 for such cooperative marketing and joint advertising. Fifty percent (50%) of the total amount to be expended by Nortel during the calendar year of 2000 shall be available six (6) months after Nortel's receipt of Company's Order for the first DMS-GSP Initial System purchased hereunder.

ARTICLE 7, SECTION 7.3

With regard to the subject of Company performing installation of any of the Carrier Networks Products, the following shall apply:

         Company shall not have the right to perform installation Services.

ARTICLE 10, SECTION 10.1

With regard to the subject of Training Credits, the following shall apply:


                                     2 of 5
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                                                               PRODUCT ANNEX A.1
                                                                    ATTACHMENT 1

         With the DMS-GSP Initial System purchased for New York hereunder, Nortel shall provide to Company a total of one hundred (100) student training days. With each DMS-GSP Initial System purchased hereafter, Nortel shall provide to Company a total of fifty (50) student training days, in accordance with Nortel's procedures related thereto.

ARTICLE 10, SECTION 10.5

With regard to the subject of Nortel Networks additional obligations, the following shall apply:

"Nortel Networks shall cooperate with Company and Company's Third Party Vendor(s) (approved by Nortel Networks) with respect to Company's network management systems and customization of Company's CDR requirements. Upon reasonable written notice to Nortel and the execution of a Non-Disclosure Agreement between Nortel Networks, Company, and Company's Third Party Vendor, Nortel Networks shall allow access to Nortel's test lab to Company's representatives. If Company or its Third Party Vendor requests Nortel Networks' personnel to perform substantial work or if such lab access is requested for an extended period of time, Nortel Networks may, at its option, invoice Company for reasonable costs and expenses associated with such lab access. If Company or its representatives request Nortel Networks to undertake research or development of Hardware or Software for Company's use, then Nortel shall provide a Firm Quote to Company for such work."

ARTICLE 11, SECTION 11.5

With regard to the subject of Software updates, the following shall apply:

         Nortel shall classify such updates as either (i) incremental Software upgrades ("ISUs"), designed to correct any nonconformance to the applicable Software specifications; or (ii) enhancements which will provide additional features or functionality ("Enhancements"). Updates classified as ISUs by Nortel will be provided at no cost to Company during the warranty period for such Licensed Software. Updates classified as Enhancements by Nortel will be made available to Company at Nortel's applicable right to use fees. In the event that Nortel determines that an update includes both ISUs and Enhancements, such update shall be made available to Company. If Company elects to receive the update, Nortel shall invoice Company only for the right to use fees applicable to the Enhancements contained in such update. Notwithstanding the foregoing, Company shall be provided Software defect corrections ("Bug Fixes") at no additional charge.


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                                                               PRODUCT ANNEX A.1
                                                                    ATTACHMENT 1

ARTICLE 11, SECTION 11.5.

With regard to the subject of Software upgrades, the following shall apply:

         "11.5.1 Notwithstanding Part II, Section II.1.1 of Attachment 1 to this Product Annex A.1, DMS-GSP Initial Systems ordered hereunder shall be delivered with the then-current generally available base Software load. Additionally, Nortel shall provide to Company, at no additional charge, a base load Software upgrade(s) for each DMS-GSP ordered hereunder to the GSP-09 Software release ("GSP-09 Upgrade") when it becomes generally available. The GSP-09 Upgrade does not include additional costs to Company associated with any Enhancements as set forth in
         Section 11.5 above, or, the cost of ONP as described in Part IV,
         Section IV.2.2. of Attachment 1 to this Product Annex A.1.

         11.5.2 With regard to the foregoing Sections 10.5 and 11.5.1, the parties understand that Nortel Networks will expand routing tables in Software Release GSP-09 in accordance with the parameters set forth in
         Part I, Section I.1.2(i.), Section I.2.2 (i), and Section I.3.2(f.) of Attachment 1 to this Product Annex A.1. The parties also understand that Company's Third Party Vendors shall develop an interface or other products for their network management system that includes the ability to update routing tables in frequent intervals. Nortel Networks, Company and Company's Third Party Vendor shall cooperate to develop an interface that accomplishes the updating of routing tables within mutually agreed parameters.

ARTICLE 15, SECTION 15.9

With regard to the subject of taxes, the following shall apply:

         The prices do not include any applicable taxes.


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                                                                   GPA-EXHIBIT A
                                                                      ATTACHMENT

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                         PART I. DMS-GSP INITIAL SYSTEMS
                          (FOR U.S.A. AND EUROPE ONLY)

NORTEL SHALL ENGINEER THE DMS-GSP INITIAL SYSTEM PROVIDED HEREUNDER IN ACCORDANCE WITH NORTEL'S STANDARD ENGINEERING PRACTICES AND PROCEDURES. AFTER NORTEL HAS ENGINEERED EACH DMS-GSP INITIAL SYSTEM ORDERED BY COMPANY HEREUNDER, NORTEL SHALL PROVIDE COMPANY WITH A DETAILED LIST OF THE DMS-GSP INITIAL SYSTEM COMPONENTS.

I.1.0 DMS-GSP SUPERNODE INITIAL SYSTEM (17,856 T1/E1 PORTS) FOR NEW YORK

         I.1.1 DMS-GSP SUPERNODE INITIAL SYSTEM INCLUDES:

                  A DMS-GSP SuperNode Initial System (17,856 T1/E1 Ports) shall consist of the following configuration of major Equipment and
                  Software:

                      a) SuperNode front end, 128K Enhanced Network, Link Peripheral Processor and other common Equipment as follows:

                                 One (1) SuperNode equipped with BRISC-70EM processor with 512 Meg on board memory per plane and two (2) SLM III.

                                 128K Enhanced Network to support an Initial
                                 System wired and equipped for 17,856 speech ports.

                                 One (1) Link Peripheral Processor (LPP)
                                 individually wired and equipped with Eighteen
                                 (18) Link Interface Units (LIU7s), Four (4)
                                 Network Interface units (NIUs) and Two (2)
                                 Ethernet Interface Units (EIUs).

                                 Two (2) ISME frames equipped with service and test circuits as wen as two (2) Enhanced Digital Recorded Announcement Machine circuit packs each providing a maximum of four (4) minutes of recordable announcement time.

                                 The following input/output device/interfaces will be provided:
                                            Two (2) DAT drive
                                            Four (4) SCSI Disk Drive Units


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                                                                   GPA-EXHIBIT A
                                                                      ATTACHMENT

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                         PART I. DMS-GSP INITIAL SYSTEMS
                          (FOR U.S.A. AND EUROPE ONLY)

                                            Four (4) IOM Controllers providing
                                            sixteen (16) RS-232 interface ports
                                            each
                                            Four (4) X.25 circuit packs

                                 Two (2) MIS frames equipped with required inverts and terminal block assemblies.

                                 One (1) Meridian Cabinet Spare Storage (MCSS) cabinet to house switch spares.

                                 Two (2) Power Distribution Center (PDC) frames equipped with "A" and "B" feed fuse panels & fuses as required.

                                 Miscellaneous Switch Room Equipment as follows:
                                            One (1) Maintenance Administration
                                            Position and MAP furniture
                                            Two (2) UDS 2440 Modems
                                            Two (2) RTIF Terminals
                                            One (1) MAP Printers
                                            One (1) Helmsman CD-ROM
                                            documentation disk

                  b) SuperNode Trunk configurable equipment as follows:

                                 Three (3) SPM frames wired with 12,096 DS-0 ports on OC-3s equipped as follows:
                                            Five (5) Spectrum Peripheral Modules
                                            (SPM) modules equipped with Ten
                                            thousand eight (10,008) DS-0 OC-3
                                            ports

                                 Two (2) DTEO frames wired with 1,920 DS-0 ports on E1s equipped as follows:
                                            Two (2) Digital Trunk Controller
                                            Offshore (DTCO) modules equipped
                                            with Nine Hundred Sixty (960) DS-0
                                            E1 ports
                                 Two (2) DTEI frames wired with 1,920 DS-0 ports on T1s equipped as follows:


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                                                                   GPA-EXHIBIT A
                                                                      ATTACHMENT

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                         PART I. DMS-GSP INITIAL SYSTEMS
                          (FOR U.S.A. AND EUROPE ONLY)

                                            Two (2) Digital Trunk Controller
                                            (DTC) modules equipped with Nine
                                            Hundred Sixty (960) DS-0 T1 ports
                                 Two (2) DTEI frames wired with 1,920 DS-0 ports on PRI equipped as follows:
                                            Two (2) Digital Trunk Controller
                                            ISDN (DTCI) modules equipped with
                                            Nine Hundred Sixty (960) DS-0 PRI
                                            ports

                  c) DMS-GSP Standard/Additional Software Features as set forth in Part II of this Attachment.

                  d)  Nortel's standard compliment of switch spares.

                  e) Power plant with 1,200 amps of rectifiers and a 4 hour battery back-up.

                  f) Digital Servuce Units (DSU) bay for V.35 Link Interface Units (LIUs)

                  g)  Tellabs echo cancelers - 32ms to support 960 DS-0 E1s

                  h) Helios Distribution Bay with Ten 10amp fuses and Fifteen 20amp fuses.

                  i) Nortel Networks commits to expand the Routing Tables of the DMS-GSP to a total of 105,472 Route Lists and 843,776 Route Choices. This expansion is committed for the Generally Available date of the GSP09 software release.

I.1.2    DMS-GSP SUPERNODE INITIAL SYSTEM (17,856 T1/E1 PORTS) PRICING FOR NEW
         YORK

         The price for each DMS-GSP SuperNode (17,856 T1/E1 Ports) is Two Million Eight Hundred Sixty Two Thousand Five Hundred Eighty Six ($2,862,586.00) dollars.

I.2.0    DMS-GSP SUPERNODE INITIAL SYSTEM (17,856 T1/E1 PORTS) FOR LOS ANGELES

         I.2.1    DMS-GSP SUPERNODE INITIAL SYSTEM INCLUDES:

                  A DMS-GSP SuperNode Initial System (17,856 T1/E1 Ports) shall consist of the following configuration of major Equipment and
                  Software:


                                     3 of 26

                                                                         ARBINET
                                                                   GPA-EXHIBIT A
                                                                      ATTACHMENT

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                         PART I. DMS-GSP INITIAL SYSTEMS
                          (FOR U.S.A. AND EUROPE ONLY)

                      a) SuperNode front end, 128K Enhanced Network, Link Peripheral Processor and other common Equipment as follows:

                                 One (1) SuperNode equipped with BRISC-70EM processor with 512 Meg on board memory per plane and two (2) SLM III.

                                 128K Enhanced Network to support an Initial
                                 System wired and equipped for 17,856 speech ports.

                                 One (1) Link Peripheral Processor (LPP)
                                 individually wired and equipped with Eighteen
                                 (18) Link Interface Units (LIU7s), Four (4)
                                 Network Interface units (NIUs) and Two (2)
                                 Ethernet Interface Units (E1Us).

                                 Two (2) ISME frames equipped with service and test circuits as well as two (2) Enhanced Digital Recorded Announcement Machine circuit packs each providing a maximum of four (4) minutes of recordable announcement time.

                                 The following input/output device/interfaces will be provided:
                                            Two (2) DAT drive
                                            Four (4) SCSI Disk Drive Units
                                            Four (4) IOM Controllers providing
                                            sixteen (16) RS-232 interface ports
                                            each
                                            Four (4) X.25 circuit packs

                                 Two (2) MIS frames equipped with required inverts and terminal block assemblies.

                                 One (1) Meridian Cabinet Spare Storage (MCSS) cabinet to house switch spares.

                                 Two (2) Power Distribution Center (PDC) frames equipped with "A" and "B" feed fuse panels & fuses as required.

                                 Miscellaneous Switch Room Equipment as follows:


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                                                                         ARBINET
                                                                   GPA-EXHIBIT A
                                                                      ATTACHMENT

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                         PART I. DMS-GSP INITIAL SYSTEMS
                          (FOR U.S.A. AND EUROPE ONLY)

                                            One (1) Maintenance Administration
                                            Position and MAP furniture
                                            Two (2) UDS 2440 Modems
                                            Two (2) RTIF Terminals
                                            One (1) MAP Printers
                                            One (1) Helmsman CD-ROM
                                            documentation disk

                      b) SuperNode Trunk configurable equipment as follows:

                                 Three (3) SPM frames wired with 12,096 DS-0 ports on OC-3s equipped as follows:

                                            Five (5) Spectrum Peripheral Modules
                                            (SPM) modules equipped with Ten
                                            thousand eight (10,008) DS-0 OC-3
                                            ports

                                 Two (2) DTEO frames wired with 1,920 DS-0 ports on E1s equipped as follows:
                                            Two (2) Digital Trunk Controller
                                            Offshore (DTCO) modules equipped
                                            with Nine Hundred Sixty (960) DS-0
                                            E1 ports

                                 Two (2) DTEI frames wired with 1,920 DS-0 ports on T1s equipped as follows:
                                            Two (2) Digital Trunk Controller
                                            (DTC) modules equipped with Nine
                                            Hundred Sixty (960) DS-0 T1 ports

                                 Two (2) DTEI frames wired with 1,920 DS-0 ports on PRI equipped as follows:
                                            Two (2) Digital Trunk Controller
                                            ISDN (DTCI) modules equipped with
                                            Nine Hundred Sixty (960) DS-0 PRI
                                            ports

                      c) DMS-GSP Standard/Additional Software Features as set forth in Part II of this Attachment.

                      d)         Nortel's standard compliment of switch spares.


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                                                                   GPA-EXHIBIT A
                                                                      ATTACHMENT

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                         PART I. DMS-GSP INITIAL SYSTEMS
                          (FOR U.S.A. AND EUROPE ONLY)

                      e) Power plant with 1,200 amps of rectifiers and a 4 hour battery back-up.

                      f) Digital Servuce Units (DSU) bay for V.35 Link Interface Units (LIUs)

                      g)         Tellabs echo cancelers - 32ms to support 960
                                 DS-0 E1s

                      h) Helios Distribution Bay with Ten 10amp fuses and Fifteen 20amp fuses.

                      i) Nortel Networks commits to expand the Routing Tables of the DMS-GSP to a total of 105,472 Route Lists and 843,776 Route Choices. This expansion is committed for the Generally Available date of the GSP09 software release.

         I.2.2 DMS-GSP SUPERNODE INITIAL SYSTEM (17,856 T1/E1 PORTS) PRICING FOR LOS ANGELES

         The price for each DMS-GSP SuperNode (17,856 T1/E1 Ports) is Two Million Seven Hundred Sixty Three Thousand Seven Hundred Eighty Six ($2,763,786) dollars.

I.3.0    DMS-GSP SUPERNODE INITIAL SYSTEM (9,600 T1/E1 PORTS) FOR LONDON

         1.3.1    DMS-GSP SUPERNODE INITIAL SYSTEM INCLUDES:

         A DMS-GSP SuperNode Initial System (9,600 T1/E1 Ports) shall consist of the following configuration of major Equipment and Software:

                  a) SuperNode front end, 128K Enhanced Network, Link Peripheral Processor and other common Equipment as follows:

                      One (1) SuperNode equipped with BRISC-70EM processor with 512 Meg on board memory per plane and two (2) SLM III.


                                     6 of 26

                                                                         ARBINET
                                                                   GPA-EXHIBIT A
                                                                      ATTACHMENT

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                         PART I. DMS-GSP INITIAL SYSTEMS
                          (FOR U.S.A. AND EUROPE ONLY)

                      128K Enhanced Network to support an Initial System wired and equipped for 9,600 speech ports.

                      One (1) Link Peripheral Processor (LPP) individually wired and equipped with Sixteen (16) Link Interface Units (LIU7s), Four (4) Network Interface units (NIUs) and Two
                      (2) Ethernet Interface Units (EIUs).

                      Two (2) ISME frames equipped with service and test circuits as well as two (2) Enhanced Digital Recorded Announcement Machine circuit packs each providing a maximum of four (4) minutes of recordable announcement time.

                      The following input/output device/interfaces will be provided:
                                 Two (2) DAT drive
                                 Four (4) SCSI Disk Drive Units
                                 Four (4) IOM Controllers providing sixteen (16) RS-232 interface ports each
                                 Four (4) X.25 circuit packs

                      Two (2) MIS frames equipped with required inverts and terminal block assemblies.

                      One (1) Meridian Cabinet Spare Storage (MCSS) cabinet to house switch spares.

                      Two (2) Power Distribution Center (PDC) frames equipped with "A" and "B" feed fuse panels & fuses as required.

                      Miscellaneous Switch Room Equipment as follows:
                                 One (1) Maintenance Administration Position and MAP furniture
                                 Two (2) UDS 2440 Modems
                                 Two (2) RTIF Terminals
                                 One (1) MAP Printers
                                 One (1) Helmsman CD-ROM documentation disk

                  b)  SuperNode Trunk configurable equipment as follows:


                                     7 of 26

                                                                         ARBINET
                                                                   GPA-EXHIBIT A
                                                                      ATTACHMENT

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                         PART I. DMS-GSP INITIAL SYSTEMS
                          (FOR U.S.A. AND EUROPE ONLY)

                                 Eight (8) DTEO frames wired with 7,680 DS-0 ports on E1s equipped as follows:
                                            Sixteen (16) Digital Trunk
                                            Controller Offshore (DTCO) modules
                                            equipped with Sixty thousand seven
                                            hundred twenty (6,720) DS-0 E1 ports

                                 Two (2) DTEI frames wired with 1,920 DS-0 ports on PRI equipped as follows:

                                 Two (2) Digital Trunk Controller Offshore ISDN (DTCOI) modules equipped with Nine Hundred Sixty (960) DS-0 PRI ports

                  c) DMS-GSP Standard/Additional Software Features as set forth in Part II of this Attachment.

                  d)  Nortel's standard compliment of switch spares.

                  e) Power plant with 800 amps of rectifiers and a 4 hour battery back-up.

                  f) Nortel Networks commits to expand the Routing Tables of the DMS-GSP to a total of 105,472 Route Lists and 843,776 Route Choices. This expansion is committed for the Generally Available date of the GSP09 software release.

1.3.2    DMS-GSP SUPERNODE INITIAL SYSTEM (9,600 T1/E1 PORTS) PRICING FOR LONDON

         The price for each DMS-GSP SuperNode (9,600 T1/El Ports) is Two Million One Hundred Thousand ($2,100,000) dollars.


                                     8 of 26

                                                                         ARBINET
                                                                   GPA-EXHIBIT A
                                                                    ATTACHMENT 1

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
             PART II. DMS-GSP STANDARD/ADDITIONAL SOFTWARE FEATURES
                          (FOR U.S.A. AND EUROPE ONLY)

II.1.0 DMS-GSP STANDARD SOFTWARE FEATURES

         II.1.1 DMS-GSP INITIAL SYSTEM STANDARD SOFTWARE FEATURES INCLUDED IN THE DMS-GSP INITIAL SYSTEM PRICE FOR NEW YORK AND LOS ANGELES.

         The licensing fees for the following DMS-GSP GSP06 Standard Software Features are included in the price of the DMS-GSP SuperNode Initial Systems (17,856 model) set forth in Part I, Section I.1.0 above. The following is a list of Software only and does not include any and/or all required Equipment for feature functionality.

         FEATURE/PACKAGE      DESCRIPTION
         ---------------      -----------
         BASE0001             Base
         BASE0009             Supernode Series 70 EM Processor (SN Port Models)
         GCSB0001             GCSB GCS Base
         ISDN0001             ISDN Platform Supt
         ISP70001             ISP BASE ISUP CCS7 Trunk
         GTON0003             Per Country Tone Set
         GSS70006             Per Country ISUP/TUP
         TEL00001             TEL Telecom Layer
         TEL00002             TEL Channelized Access
         TEL00003             Gateway Screening
         TEL00005             Multi-Point MTP Code
         TEL00006             C7 Link Prot.  Testor
         TEL00007             C7 Link Fault Locator
         TEL00008             TEL CCS7 Base
         TEL00009             C7 Network Integrity Items
         TEL00010             Multiple CCS7 Network Address

II.1.2 DMS-GSP INITIAL SYSTEM ADDITIONAL SOFTWARE FEATURES INCLUDED IN THE DMS-GSP INITIAL SYSTEM PRICE FOR NEW YORK AND LOS ANGELES.

The licensing fees for the following DMS-GSP Additional Software features are included in the price of the DMS-GSP SuperNode Initial Systems (17,856 port model) set forth in Part I. The following is a list of Software only and does not include any and/or all required Equipment for feature functionality.


                                     9 of 26

                                                                         ARBINET
                                                                   GPA-EXHIBIT A
                                                                    ATTACHMENT 1

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
             PART II. DMS-GSP STANDARD/ADDITIONAL SOFTWARE FEATURES
                          (FOR U.S.A. AND EUROPE ONLY)

         GSS70002             ANSI ISUP Plus
         GTON0024             GTON US Tones
         GSS70003             GSS7 ETSI ISUP V1
         GWAY0002             GWAY per Call Echo Control
         GWAY0001             Gateway Functions
         GCSB0018             EIU for OAMP

II.2.1 DMS-GSP INITIAL SYSTEM STANDARD SOFTWARE FEATURES INCLUDED IN THE DMS-GSP INITIAL SYSTEM PRICE FOR LONDON.

The licensing fees for the following DMS-GSP GSP06 Standard Software Features are included in the price of the DMS-GSP SuperNode Initial Systems (9,600 model) set forth in Part I, Section I.1.0 above. The following is a list of Software only and does not include any and/or all required Equipment for feature functionality.

         FEATURE/PACKAGE      DESCRIPTION
         ---------------      -----------
         BASE0001             Base
         BASE0009             Supernode Series 70 EM Processor (SN Port Models)
         GCSB0001             GCSB GCS Base
         ISDN0001             ISDN Platform Supt
         ISP70001             ISP BASE ISUP CCS7 Trunk
         GTON0003             Per Country Tone Set
         GSS70006             Per Country ISUP/TUP
         TEL00001             TEL Telecom Layer
         TEL00002             TEL Channelized Access
         TEL00003             Gateway Screening
         TEL00005             Multi-Point MTP Code
         TEL00006             C7 Link Prot.  Testor
         TEL00007             C7 Link Fault Locator
         TEL00008             TEL CCS7 Base
         TEL00009             C7 Network Integrity Items
         TEL00010             Multiple CCS7 Network Address


                                    10 of 26

                                                                         ARBINET
                                                                   GPA-EXHIBIT A
                                                                    ATTACHMENT 1

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
             PART II. DMS-GSP STANDARD/ADDITIONAL SOFTWARE FEATURES
                          (FOR U.S.A. AND EUROPE ONLY)

11.2.2 DMS-GSP INITIAL SYSTEM ADDITIONAL SOFTWARE FEATURES INCLUDED IN THE DMS-GSP INITIAL SYSTEM PRICE FOR LONDON.

The licensing fees for the following DMS-GSP Additional Software features are included in the price of the DMS-GSP SuperNode Initial Systems (9,600 port model) set forth in Part I. The following is a list of Software only and does not include any and/or all required Equipment for feature functionality.

         GSS70005             GSS7 BTUP
         GTON0006             GTON UK Tones
         GSS70003             GSS7 ETSI ISUP Vl
         GWAY0002             GWAY per Call Echo Control
         GWAY0001             Gateway Functions
         GCSB0018             EIU for OAMP

III.1.0  FULLY WIRED AND FULLY EQUIPPED DTEI PORT EXTENSION

         III.1.1 DTEI PORT EXTENSION FULLY WIRED AND FULLY EQUIPPED

         DTEI Port Extensions are sold in minimum increments of nine hundred sixty (960) DS-0 ports, are configured for SS7/PTS or ISDN signaling at Company's request and include the following:

         a)       DTEI hardware and XPM+;

         b) Either UTR, STR, CTD for DTCs configured for SS7 or PTS capability, or UTR and ISDN pre-processor circuit packs configured for ISDN PRI capability;

         c) Any required circuit packs associated with a 128K Dual Bay ENET expansion, MS, or processor memory expansions for the BRISC70EM processor;

         d)       Any required Service/Test Circuits;

         e)       Any ENET software license fee;

         f)       Any required Power Distribution Center (PDC) Equipment;


                                    11 of 26

                                                                         ARBINET
                                                                   GPA-EXHIBIT A
                                                                    ATTACHMENT 1

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
             PART II. DMS-GSP STANDARD/ADDITIONAL SOFTWARE FEATURES
                          (FOR U.S.A. AND EUROPE ONLY)

         g) Spare circuit packs, if required, based on Nortel's standard engineering sparing guidelines; and

         h) Engineering, installation at Nortel's non-standard union labor rates, commissioning, program management and freight.

         III.1.2 DTEO, DTEI AND SPM (WHEN AVAILABLE) PORT ADD-ON AND EXTENSION PRICES

                  The price for each DS-0 Add-on or Extension port is as follows:

                  III.1.2. A)       ADD-ON PORTS T1 AND E1 DS-0 PORTS

       WIRED               EQUIP                TOTAL
       -----               -----                -----
      $85.00              $37.00               $122.00

                  III.1.2. B)       ADD-ON PORTS PRI DS-0 PORTS


       WIRED               EQUIP                TOTAL
       -----               -----                -----
      $105.00             $45.00               $150.00

                  Add-on prices will apply when ordered before the Turnover Date of the Initial System in which the extensions will be installed.

                  III.1.2 C)        EXTENSION PORTS TL AND EL DS-0 PORTS

       WIRED               EQUIP                TOTAL
       -----               -----                -----
      $119.00             $51.00               $170.00

                  III.1.2. D)       EXTENSION PORTS PRI DS-0 PORTS

       WIRED               EQUIP                TOTAL
       -----               -----                -----
      $131.00             $56.00               $187.00


                                    12 of 26

                                                                         ARBINET
                                                                   GPA-EXHIBIT A
                                                                    ATTACHMENT 1

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
             PART II. DMS-GSP STANDARD/ADDITIONAL SOFTWARE FEATURES
                          (FOR U.S.A. AND EUROPE ONLY)

                  Extension port prices will apply to Orders for extension ports submitted by Company after the Turnover Date of the Initial System in which the ports will be installed.

III.2.0           SPECIAL DTEO, DTEI AND PRI EXTENSION PORT PRICES

         Arbinet may choose to purchase fully wired and equipped DS-0 ports in bulk. The prices below are the prices for each DS-0 port purchased in the minimum increments shown and deployed among a maximum number of installation sites.

                                    MINIMUM PORT PURCHASE
              ------------------------------------------------------------------
INCREMENTS:   4,032 DS-0             8,064 DS-0             12,096 DS-0
------------- ---------------------  ---------------------  --------------------
MAXIMUM #     1 SITE                 2 SITES                4 SITES
OF SITES
T1/E1/SPM     $155                   $147                   $140
PRI           $167                   $157                   $150

III.3.0 LINK PERIPHERAL PROCESSOR (LPP)

         III.3.1 LINK PERIPHERAL PROCESSOR EXTENSIONS

         A Link Peripheral Processor (LPP) Extension to a DMS-GSP Initial System (either equipped with LPP hardware or not equipped with LPP hardware) is Three Hundred Thousand Dollars ($300,000.00), wired for the maximum capacity of first thirty-six (36) ASUs and ten (10) LIU7s equipped units ordered by Company.

         The LPP Extension for the above defined configuration includes the following:

                  a) Link Peripheral Processor frame and equipment including four (4) LIU7s and 2 NIUs;

                  b) Any required Message Switch (MS) expansions;


                                    13 of 26

                                                                         ARBINET
                                                                   GPA-EXHIBIT A
                                                                    ATTACHMENT 1

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                   PART IV. DMS-GSP OPTIONAL SOFTWARE FEATURES
                            (FOR NORTH AMERICA ONLY)

                  c) Spare unique circuit packs, if any and as deemed appropriate by Nortel, per Nortel's standard engineering sparing rules; and

                  d) V.35 or DS-0A interface equipment to support wired configurations.

III.3.2 LINK INTERFACE UNIT (LIU7) CARD EXTENSIONS TO EQUIP WIRED LPPS

The price per additional LIU7 for an existing LPP is Thirteen Thousand Dollars ($11,900.00), excluding Nortel's installation of the LIU7 cards. LIUs are priced individually.

III. 3.3 ETHERNET INTERFACE UNIT (EIU) CARD EXTENSIONS TO EQUIP WIRED LPPS

The price per additional EIU for an existing LPP is Eleven Thousand Nine Hundred Dollars ($11,900.00), excluding Nortel's installation of the EIU cards. EIUs are priced individually.

III.3.4 NETWORK INTERFACE UNIT (NIU) CARD EXTENSIONS TO EQUIP WIRED LPPS

The price per additional NIU for an existing LPP is Ten Thousand Dollars ($10,000.00), excluding Nortel's installation of the NIU cards. NIUs are priced individually.

IV.1.0 DMS-GSP OPTIONAL SOFTWARE FEATURES

         IV.1.1 DMS-GSP OPTIONAL SOFTWARE

                  The licensing fees for the following GSP06 Optional Software features are NOT included in the price of the DMS-GSP Initial Systems (17,856 and 9,600 port model) set forth in Part I above. The following Software features represents those feature packages that may be ordered by Company at an additional price for a DMS-GSP Initial System and does not include any and/or all required Equipment to provide feature functionality.

         ORDER CODE        DESCRIPTION                                 PRICE                     NOTES
         ----------        -----------                                 -----                     -----
         GCAS0003          GCAS per country CAS                        $50,000
         GCAS0009          GCAS AC15                                   $75,000
         GCAS0018          GCAS C5 for the DMS-GSP                     $300,000
         GCAS0011          GCAS CR11 HK CAS                            $85,000


                                    14 of 26

                                                                         ARBINET
                                                                   GPA-EXHIBIT A
                                                                    ATTACHMENT 1

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                   PART IV. DMS-GSP OPTIONAL SOFTWARE FEATURES
                            (FOR NORTH AMERICA ONLY)

         GCAS0012          GCAS CRI2 HK CAS                            $75,000
         GCAS0010          GCAS DC5                                    $75,000
         GCAS0013          Brazil R2                                   $200,000
         GCAS0014          GCAS International R2                       $75,000
         GCAS0015          GCAS US CAS                                 $93,000
         GCAS0016          Japan T1 CAS                                $75,000                   Need
                                                                                                 GCAS0003
                                                                                                 per country
                                                                                                 code
         GCAS0017          GCAS Taiwan R1                              $75,000
         GCIN0001          GCIN GCS Base CS1 SSP                       $200,000
         GCIN0013          GCIN CS-2 Leg Manipulati                    $300,000
         GCIN0003          GCIN EDP 4                                  $30,000
         GCIN0004          GCIN EDP 5                                  $30,000
         GCIN0005          GCIN EDP 6                                  $30,000
         GCIN0006          GCIN EDP 7                                  $30,000
         GCIN0010          GCIN EDP 8                                  $100,000
         GCIN0011          GCIN EDP 9                                  $30,000
         GCIN0012          GCIN External IP                            $100,000
         GCIN0007          GCIN FCI Billing                            $30,000
         GCIN0008          GCIN Internal IP                            $50,000
         GCIN0009          GCIN TDP 2                                  $50,000
         GCIN0002          GCIN TDP 3                                  $50,000
         GCSB0003          GCSB AUTH Screening                         $100,000
         GCSB0016          GCSB Acct Code Expansion                    $50,000
         GCSB0023          GCSB Auto Collect Call for Brazil           $50,000
         GCSB0019          GCSB CLI Screen Freephon                    $50,000
         GCSB0002          GCSB CLI Screening                          $100,000
         GCSB0022          Dest. OM's                                  $130,000
         GCSB0021          Equal Access Enhancements                   $125,000
         GCSB0020          GCSB CLIP/CLIR                              $100,000


                                    15 of 26

                                                                         ARBINET
                                                                   GPA-EXHIBIT A
                                                                    ATTACHMENT 1

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                   PART IV. DMS-GSP OPTIONAL SOFTWARE FEATURES
                            (FOR NORTH AMERICA ONLY)

         GCSB0015          GCSB Calling Card                           See Note                  The fee is
                                                                                                 $100,000. If
                                                                                                 GCSB0003 is
                                                                                                 licensed then
                                                                                                 the fee is
                                                                                                 $50,000.
         GCSB0018          GCSB EIU for OAMP                           $100,000
         GCSB0007          GCSB GCSB Freephone                         $100,000
         GCSB0014          GCSB GSM Roaming                            $100,000
         GCSB0017          GCSB German Call Monitor                    $200,000
         GCSB0024          GCSB Long Call Dur Audit                    $25,000
         GCSB0005          GCSB Switch based VPN                       $200,000
         GPRI0004          GPRI per country PRI                        $50,000
         GPRI0002          GPRI ANSI PRI                               $25,000
         GPRI0011          GPRI AOC German EuroISDN                    $25,000
         GPRI0015          GPRI AOC for Swissnet3                      $25,000
         GPRI0018          AOC for ETSI PRI                            $25,000
         GPRI0019          Japan PRI                                   $50,000                   Need
                                                                                                 GPRI0004
                                                                                                 per country
                                                                                                 PRI

         GPRI0020          AOC Italian PRI                             $25,000                   Need
                                                                                                 GPRI0004 per
                                                                                                 country PRI &
                                                                                                 GPRI0009
         GPRI0008          GPRIDASS2                                   $25,000
         GPRI0007          GPRI DPNSS                                  $100,000
         GPRI0005          GPRI Dutch PRI                              $50,000
         GPRI0003          GPRI ETSI PRI                               $25,000
         GPRI0010          GPRI German Eur0ISDN                        $50,000
         GPRI0006          GPRI HK PRI CR13                            $200,000
         GPRI0009          GPRI Italian PRI                            $50,000
         GPRI0013          GPRI QSig Basic Call                        $50,000
         GPRI0017          GPRI Swedish PRI                            $47,500


                                    16 of 26

                                                                         ARBINET
                                                                   GPA-EXHIBIT A
                                                                    ATTACHMENT 1

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                   PART IV. DMS-GSP OPTIONAL SOFTWARE FEATURES
                            (FOR NORTH AMERICA ONLY)

         GPRI0014          GPRI Swissnet3                              $50,000
         GPRI0016          Australian PRI                              $54,000
         GPRI0021          GPRI Taiwan PRI                             $50,000
         GPRI0012          GPRI VN-4 Numeris                           $50,000
         GSS70002          GSS7 ANSI ISUP PLUS                         $25,000
         GSS70005          GSS7 BTUP                                   $100,000
         GSS70024          GSS7 Brazil ISUP                            $50,000
         GSS70023          GSS7 Brazil TUP                             $50,000
         GSS70008          GSS7 Colombian ISUP                         $50,000
         GSS70011          GSS7 Danish ISUP                            $50,000
         GSS70003          GSS7 ETSI ISUP Vl                           $25,000
         GSS70010          GSS7 ETSI ISUP v2                           $150,000
         GSS70012          GSS7 French TUP                             $50,000
         GSS70014          GSS7 German ISUP                            $50,000
         GSS70007          GSS7 HK ISUP CR14                           $50,000
         GSS70013          GSS7 HK ISUP CR15                           $50,000
         GSS70015          GSS7 Australian I-ISUP                      $50,000
         GSS70016          GSS7 New Zealand ISUP                       $50,000
         GSS7G009          GSS7 Red Book TUP                           $50,000
         GSS70018          GSS7 Spanish ISUP                           $50,000
         GSS70017          GSS7 Swedish ISUP                           $50,000
         GSS70025          GSS7 Taiwan ISUP                            $50,000
         GSS70019          Japan NCCI ISUP v.2                         $100,000                  Need
                                                                                                 GSS70006 per
                                                                                                 country ISUP

         GSS70021          Italian ISUP                                $50,000                   Need SS70006
                                                                                                 per country
                                                                                                 ISUP

         GSS70022          ISUP FG-D                                   $125,000                  Need
                                                                                                 GSS70006 per
                                                                                                 country ISUP

         GTON0021          GTON Australian Tones                       $20,000
         GTON0015          GTON Austrian Tones                         $20,000


                                    17 of 26

                                                                         ARBINET
                                                                   GPA-EXHIBIT A
                                                                    ATTACHMENT 1

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                   PART IV. DMS-GSP OPTIONAL SOFTWARE FEATURES
                            (FOR NORTH AMERICA ONLY)

         GTON0013          GTON Belgian Tones                          $20,000
         GTON0011          GTON Brazilian tones                        $20,000
         GTON0016          GTON Colombian Tones                        $20,000
         GTON0019          GTON Danish Tones                           $20,000
         GTON0020          GTON French Tones                           $20,000
         GTON0024          GTON U.S.Tones                              $20,000
         GTON0014          GTON German Tones                           $20,000
         GTON0027          GTON Haiti Tones                            $20,000
         GTON0005          GTON Hong Kong Tones                        $20,000
         GTON0009          GTON Irish Tones                            $20,000
         GTON0008          GTON Italian Tones                          $20,000
         GTON0017          GTON Japanese Tones                         $20,000
         GTON0018          GTON Korean Tones                           $20,000
         GTON0004          GTON Netherlands Tones                      $20,000
         GTON0022          GTON New Zealand Tones                      $20,000
         GTON0028          GTON Norway Tones for GSP                   $20,000
         GTON0026          GTON Singapore Tones                        $20,000
         GTON0010          GTON Spanish tones                          $20,000
         GTON0023          GTON Swedish Tones                          $20,000
         GTON0012          GTON Swiss tones                            $20,000
         GTON0025          GTON Taiwan Tones                           $20,000
         GTON0006          GTON UK Tones                               $20,000

         GWAY0001          GWAY Gateway Functions                      $50,000
         GWAY0005          GWAY Closed User Group                      $30,000
         GWAY0003          GWAY DCME Control                           $50,000
         GWAY0004          GWAY TS 16 Echo Control                     $50,000
         GWAY0002          GWAY per call Echo Control                  $50,000

         DCR00001     DCR DCR                                          See Note                  One-time network
                                                                                                 software license fee of
                                                                                                 $200,000 plus a per
                                                                                                 switch license fee of
                                                                                                 $50,000


                                    18 of 26

                                                                         ARBINET
                                                                   GPA-EXHIBIT A
                                                                    ATTACHMENT 1

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                   PART IV. DMS-GSP OPTIONAL SOFTWARE FEATURES
                            (FOR NORTH AMERICA ONLY)


         DCR00003     DCR Dual X25 link                                See Note                  One-time network
                                                                                                 software license fee of
                                                                                                 $20,000 plus a per
                                                                                                 switch license fee of
                                                                                                 $3,000
         DCR00002     DCR Mult. Net. Access                            $75,000
         DCR00004     DCR Univrsal Translation                         $16,000
         ISP70003     ISP7 Aut Cngst Cntrls                            $25,000
         ISP70004     ISP7 TFP/TFC Rtng Opts                           $15,000
         STPB0001     STPB BASE                                        See Note.                 The fee is no charge
                                                                                                 for Standalone STP.
                                                                                                 The fee is $350,000
                                                                                                 for DMS-250 Inode.

         STPE0001     STPE ENHANCED                                    No Charge.
         STPE0002     STPE DCIS6                                       $75,000
         STPE0004     STPE Routeset Expansion                          See Note                  The fee is no charge
                                                                                                 for the first 256 Route
                                                                                                 Sets. The fee is
                                                                                                 $200,000 for the
                                                                                                 second group of 256
                                                                                                 Route Sets plus
                                                                                                 $25,000 for each
                                                                                                 additional group of
                                                                                                 256 Route Sets.
         STPE0003     STPE XLIST Management                            $200,000
         STPE0200     STPE NRC Items                                   $317,500
         STPE0300     STPE STP Integration                             $50,000
         TEL00004     TEL C7 Routset Increment                         See Note.                 The fee is no charge
                                                                                                 for the first 256 Route
                                                                                                 Sets. The fee is
                                                                                                 $200,000 for the
                                                                                                 second group of 256
                                                                                                 Route Sets plus
                                                                                                 $25,000 for each
                                                                                                 additional group of
                                                                                                 256 Route Sets.


                                    19 of 26

                                                                         ARBINET
                                                                   GPA-EXHIBIT A
                                                                    ATTACHMENT 1

                  ATTACHMENT 1 TO EXHIBIT A, PRODUCT ANNEX A.1
                   PART IV. DMS-GSP OPTIONAL SOFTWARE FEATURES
                            (FOR NORTH AMERICA ONLY)


         TEL00011     TEL CSidel4-Extended Msg                         $25,000

IV.2.0   LABOR CHARGES

         IV.2.1 SOFTWARE ACTIVATION CHARGES

                  The labor charges for activating the optional Software features set forth in Part IV, other than a Generic Software upgrade is Five Hundred Forty Dollars ($540.00) for the first feature and Two Hundred Seventy Dollars ($270.00) for each additional feature requested in the same Order. There is no labor charge for activating the above optional Software features when activated in conjunction with a Generic Software upgrade.

         IV.2.2 SOFTWARE UPGRADE ONP

                  The labor charges associated with the installation and activation of Software upgrades by overnight process are as follows:

                  Weekday ONP    $12,000.00    Weekend ONP    $20,000.00


                                    20 of 26

                                                                         Arbinet
                                                                  GPSA-Exhibit A
                                                                    Attachment 2

                                    EXHIBIT A
                        ATTACHMENT 2 TO PRODUCT ANNEX A.1
                          FORECAST OF PRODUCT PURCHASES

         Pursuant to Section 2.3 of Product Annex A.1, Company submits the following forecast for the purchase of Nortel Networks Products:

         Company comniits to purchasing three (3) DMS-GSP Initial Systems on the following schedule and for the minimum purchase prices set forth below:

         SWITCH SITE:       DELIVERY:     PURCHASE PRICE:
         ------------       ---------     ---------------
         New York Oct.      1999          $2,763,786.00
         Los Angeles        May, 2000     $2,763,786.00
         London,U.K.        May, 2000     $2,100,000.00

         The pricing set forth above is inclusive of Initial System prices only and does not include extension ports or any other Nortel Networks Products offered under the Agreement.

Signed this ______ day of ______ 1999.

                                            ARBINET HOLDINGS CORPORATION


                                            By________________________________


                                    21 of 26

                                                                         Arbinet
                                                                       Exhibit B


                                    EXHIBIT B

                                       TO

                                 GLOBAL PURCHASE

                                       AND

                               SERVICES AGREEMENT


                                    22 of 26

                                                                         ARBINET
                                                                  GPSA-EXHIBIT B

                  ATTACHMENT 1 TO EXHIBIT B, PRODUCT ANNEX A.1
                        POST CUTOVER INTEGRATION SERVICES

ARTICLE 10, SECTION 10.4

         10.4.1 Subsequent to the Turnover Date for an Initial System, Nortel will assign one (1) technician to provide Post Cutover Integration Services ("PCI Services") at the Service Site during Normal Business Hours. PCI Services will include testing of each Initial System to confirm that each Initial System operates as designed ("Switch Grooming") and that the features engineered for each Initial System operate correctly in accordance with Nortel's standards and procedures ("Feature and Call Through Testing"). The tests to be performed by Nortel will include, but will not be limited to, the following:

         10.4.2 HARDWARE AND SOFTWARE TESTING

         A.       Install and Test Alarms
                  1)  install cross connects, datafill scan and SD points
                  2)  verify operation and detection of alarms

         B.       Patch Verification
                  1)  verify patching of peripherals

         C.       REX Testing
                  1)  set up switch to test its integral parts

         D.       Switch Grooming
                  1)  set up switch to run Operation and Measurement ("OM") logs
                  2)  set up switch to run maintenance reports
                  3)  set up switch security measures

10.4.3   TRUNK TESTING

         A.       Install and Perform Transmission Tests
                  1)  test Call Through Features
                  2)  verify CDR trunks
                  3) verify SS7 Translations and confirm that datafill properly performed

         B.       Wire and Cross Connect DSX
                  1) establish links between transmission facilities with all testing being performed within the switch room


                                    23 of 26

                                                                         ARBINET
                                                                  GPSA-EXHIBIT B

                  ATTACHMENT 1 TO EXHIBIT B, PRODUCT ANNEX A.1
                        POST CUTOVER INTEGRATION SERVICES

         C.       Verification of DSX Cross Connect

         D.       Interconnection Testing

                  1)  test Transmission and/or ROTL
                  2)  test Call Through dial plan on one trunk member per card

         10.4.4   REQUIRED LINE TESTING

         A.       Line to Line Matching
                  1) verify NPA's, NNX's and AMA's with the demarcation point for testing set inside the main distribution frame within the switch room

         10.4.5    COMPANY'S RESPONSIBILITIES

                  In order for Nortel to commence the PCI Services, Company must complete the following activities with respect to each Initial System at a Service Site:

                  A. Ensure that all transmission links are terminated and labeled on the DSX or distribution frame blocks;
                  B. Ensure that trunk facilities are connected to the respective Local Exchange Carriers ("LEC") at the above sites;
                  C. Order the appropriate translations from the LEC's access tandem in order to translate Company's originated calls;
                  D. Establish a phone board for telephone set and feature evaluations;
                  E. Provide a test unit or equivalent for DS-I/DS-3 testing, as well as a PRI monitor; and
                  F. Provide a template which identifies specific cross-connect allocations for trunk and any line facilities.

         10.4.6   TERM

         Nortel will provide to Company at no charge, initial PCI Services ("Initial PCI Services") for the Initial System in the total amount of two hundred forty (240) hours. The Company may purchase Extended PCI Services in increments of forty (40) hours. Company may purchase Extended PCI Services based on a Firm Quote for such Services.

         Nortel's overtime rate for PCI Services is Two Hundred Dollars ($200.00) per hour for each hour of PCI Services provided by Nortel after Normal Business Hours.


                                    24 of 26

                                                                         ARBINET
                                                                  GPSA-EXHIBIT B

                  ATTACHMENT 1 TO EXHIBIT B, PRODUCT ANNEX A.1
                        POST CUTOVER INTEGRATION SERVICES

         "Normal Business Hours" are from 8:00 a.m. until 5:00 p.m. (with a one
(1) hour lunch break), from Monday through Friday, excluding Nortel's standard holidays.


                                    25 of 26

                                                                         ARBINET
                                                                  GPSA-EXHIBIT B

                  ATTACHMENT 2 TO EXHIBIT B, PRODUCT ANNEX A.1

Section 10.5      REMOTE HYBRID MAINTENANCE SERVICES

Nortel Networks' CSC Remote Hybrid Maintenance Services ("RHM Services") include the CSC Remote Surveillance Services and the remote resolution of Switch alarms for each Switch in Company's network pursuant to Company's instructions. In the event of an emergency situation that requires on-site assistance, RM Services will notify the appropriate Nortel Networks technician pursuant to Company's instructions. Typical RM Services responsibilities include, but are not limited to, the following:

         Remedial and preventative maintenance, including initiation, monitoring, documenting, controlling and escalating, in coordination with the customer, until the problem is resolved;
         Corrective action in response to alarm conditions, including restoration of equipment, system diagnosis, software or hardware problem location and alarm release procedures.
         Emergency recovery procedures as required.
         Environmental alarms, external to the switch, are restored to the non-alarm state after investigation, if appropriate
         Analysis of alarms, including root cause analysis, system initialization, maintenance interruptions, critical and major alarms, and hardware and software failures.

In order for Nortel Networks to perform RHM Services, either Nortel Networks or Company must have a technician at the Service Site during Normal Business Hours. Two options are available for Hybrid Maintenance services.

         a) HYBRID MAINTENANCE 1: provides system monitoring as described in
         Section 220 above during the following hours: 24 X 7, 365 days per year; remote maintenance services as described in the section above during the following hours: 5 p.m. to 8 a.m. Monday through Friday (Customer Local Time), weekends and holidays.

         b) HVBRID MAINTENANCE 2: provides remote monitoring and maintenance during the hours of 5 p.m. to 6 a.m. Monday through Friday (Customer Local Time), weekends and holidays only. No monitoring or maintenance is available during customer local business hours of 8:00 a.m. to 5:00 p.m. Monday through Friday.


                                    26 of 26

                                                                         ARBINET
                                                                  GPSA-EXHIBIT B

                  ATTACHMENT 2 TO EXHIBIT B, PRODUCT ANNEX A.1

TERM

Nortel Networks shall provide six (6) months of RHM Services for the first three
(3) Initial Systems purchased by Company at no additional charge. RHM Services shall commence on the Turnover Date for each Initial System. Company may purchase additional RHM Services at Nortel Networks then current prices as set forth in a Firm Quote issued by Nortel to Company.

                                                                         ARBINET
                                                                  GPSA-EXHIBIT B

                  ATTACHMENT 3 TO EXHIBIT B, PRODUCT ANNEX A. 1
                           ON-SITE MAINTENANCE SUPPORT

--------------------------------------------------------------------------------

SECTION 10.6      MAINTENANCE SUPPORT SERVICES

Nortel Networks will assign one (1) technician per each DMS-family switching system ("Switch") to perform On-Site Maintenance Support Services ("Maintenance Support Services") at the Service Site during Normal Business Hours. The Maintenance Support Services technician(s) will perform preventative maintenance, address Switch problems, perform emergency procedures, and perform administrative functions, subject to the instructions provided by Company within the Customer Specified Procedure ("CSP"), as directed by Nortel Networks' Customer Support Center ("CSC") and/or Company's Network Operations Center ("NOC"). Maintenance Support Services will include, but will not be limited to, the following services:

         Provide preventative maintenance, as required by the customer
         Work with Nortel Networks' Customer Support Center on technical and procedural issues as required
         Support switch software applications (new software loads and patches) Work with the customer control/help desk to track and resolve user trouble reports
         Clear switch, trunk and transport troubles as received from the Customer Support Center or the customer's help desk, etc.
         Assist with data modification for routing and translation changes in the trunk network and for customer groups
         Perform routine tasks and procedures as scheduled and assigned by the Customer Support Center or the customer help desk
         Prepare back-up office image (to tape) as required
         Process billing tapes, as required
         Provide trunk problem resolution/coordination assistance with other switches
         Replace circuit packs as required under the direction of the Customer Support Center or the customer help desk
         Maintain a marked, proven set of maintenance spare cards
         Maintain the following office Logs:
                  - AMA/CDR Tape Log
                  - Circuit Pack Replacement/Repair Log
                  - Site Trouble Ticket Log
         Record MDF assignments and connections
         Participate in all technical and service analysis meetings
         Replenish printer paper on printer


                                     1 of 9

                                                                         ARBINET
                                                                  GPSA-EXHIBIT B

                  ATTACHMENT 3 TO EXHIBIT B, PRODUCT ANNEX A. 1
                           ON-SITE MAINTENANCE SUPPORT

Each Nortel Networks maintenance technician will have a standard issued tool kit. Additional test and measurement equipment, computer terminals and on-line documentation must be supplied by the customer.

TERM

Nortel Networks shall provide six (6) months of On-Site Support Services for the DMS-GSP Initial System to be installed in New York. On-Site Support Services shall commence on the Turnover Date for the New York System. Company may purchase additional On-Site Support Services at Nortel Networks then current prices as set forth in a Firm Quote issued by Nortel to Company.


                                     2 of 9

                                                           ARBINET HOLDINGS CORP
                                                                            GPSA

                                    EXHIBIT C

                                   AFFILIATES


1.0      COMPANY AFRILIATES

         1.1 For purposes of this Agreement, the Company Affiliates shall include:


Present Company Name                                 Place of Incorporation
--------------------                                 ----------------------

[TO BE PROVIDED BY COMPANY]

2.0      NORTEL AFFILIATES

         2.1 For purposes of this Agreement, the Nortel Affiliates shall include:

NAME OF CORPORATION                                 ADDRESS
-------------------                                 -------

NORTHERN TELECOM DE ARGENTINA S.A.                  Leandro N. Alem 712
                                                    Piso 9, Buenos Aires 1001
                                                    ARGENTINA

NORTEL AUSTRALIA PTY. LIMITED                       Level 5, 495 Victoria Avenue
                                                    Chatswood, N.S.W.  2067
                                                    AUSTRALIA

NORTHERN TELECOM N.V.                               Belgicastraat 4
(For Nortel Products in Luxembourg also)            1930 Zaventem
                                                    Brussels, BELGIUM

NORTHERN TELECOM DO BRASIL                          Av. Das Nacoes Unidas, 17891
INDUSTRIA E COMERCIO LTDA.                          4-Andar
                                                    San Amaro, Sao Paolo
                                                    State of Sao Paolo
                                                    CEP: 04795-100
                                                    BRAZIL


                                     3 of 9

                                                           ARBINET HOLDINGS CORP
                                                                            GPSA

                                    EXHIBIT C

                                   AFFILIATES

NORTHERN TELECOM BULGARIA EOOD                       Datelina Residence
                                                     42 Damian Gruev Street
                                                     VII Floor, Apartment B
                                                     Sofia 1606
                                                     BULGARIA

NORTHERN TELECOM LIMITED                             8200 Dixie Road, Suite 100
                                                     Brampton, Ontario
                                                     L6T 5P6
                                                     CANADA

NORTHERN TELECOM DE COLUMBIA                         Carrera 14, No. 94-81
SOCIEDAD ANONIMA                                     Santa Fe de Bogota
                                                     COLUMBIA

MATRA NORTEL COMMUNICATIONS S.A.S                    33 quai Paul Doumer
                                                     Paris la Defense
                                                     92415 Courbevoie Cedex
                                                     FRANCE

NORTEL DASA NETWORK SYSTEMS
GmbH & CO.                                           Lyonerstrasse 15
                                                     D-60528 Frankfurt/Main.
                                                     GERMANY

NORTHERN TELECOM (ASIA) LIMITED                      34th Floor, Central Plaza
                                                     18 Harbour Road
                                                     Wanchai
                                                     Hong Kong
                                                     HONG KONG
                                                     KOREA
                                                     TAIWAN

NORTHERN TELECOM (IRELAND) LIMITED                   25 St. Stephens Green
                                                     Dublin
                                                     IRELAND


                                     4 of 9

                                                           ARBINET HOLDINGS CORP
                                                                            GPSA

                                    EXHIBIT C

                                   AFFILIATES

NORTEL COMMUNICATIONS (ISRAEL)                      Kibbutz Galil Yam
LIMITED                                             Herzliya
                                                    46905
                                                    ISRAEL

NORTEL ITALIA S.p.A.                                Ivrea (Torino)
                                                    Via Monte Navale2.
                                                    ITALY

NORTHERN TELECOM JAPAN INC.                         Oak Minami Azabu Building
                                                    19-23 Minami Azuba 3-chome
                                                    Minato-ku, Tokyo 106
                                                    JAPAN

NORTHERN TELECOM MAROC SA                           6 rue Majob Mahfoud
                                                    Casablanca
                                                    MOROCCO

NORTEL NEW ZEALAND LIMITED                          Level 4, 36 Kitchener Street
                                                    Auckland
                                                    NEW ZEALAND

NORTHERN TELECOM SCANDINAVIA AS                     Nedre Slodttsgt, 15
                                                    P.O. Box 236 -Sentrum
                                                    N-0157 Oslo
                                                    NORWAY

NORTHERN TELECOM SINGAPORE                          15 1, Lorong Chuan
PTE LIMITED                                         #02-01 New Tech Park
                                                    1955
                                                    SINGAPORE

NORTHERN TELECOM B.V                                Siriusdreef 17-27
                                                    2132 WT Hoofddorp
                                                    THE NETHERLANDS

NORTEL SLOVENSKO SRO                                Hotel Danube


                                     5 of 9

                                                           ARBINET HOLDINGS CORP
                                                                            GPSA

                                    EXHIBIT C

                                   AFFILIATES

                                                     Rybne Namestie 1
                                                     Bratislava
                                                     SLOVAK REPUBLIC

NORTEL HISPANIA S.A.                                 Avenidas de los Dos
                                                     Castillas 33
                                                     Edificio Atica - 2
                                                     Pozuelo de Alarcon
                                                     28224 Madrid
                                                     SPAIN

NORTHERN TELECOM AG                                  Drahzugstrasse 18
                                                     8008 Zurich
                                                     SWITZERLAND

NETAS - NORTHERN ELECTRIC                            Alemdag Caddesi
TELKOMUNIKASYON A.S.                                 Umraniye 81 244
                                                     Istanbul
                                                     TURKEY

NORTEL plc.                                          Maidenhead Office Park
                                                     Westacott Way
                                                     Maidenhead
                                                     Berkshire SL6 3QH
                                                     UNITED KINGDOM

NORTHERN TELECOM DE VENEZUELA                        Ave. Gonzales Rincones
COMPANIA ANONIMA                                     La Trinidada
                                                     Edificio Centre-Van
                                                     Caracas
                                                     VENEZUELA

NOTES:

It is not possible to give a blanket undertaking for Austria as part of this Agreement. Requirements for deployments in Austria will be considered on a case by case by basis.


                                     6 of 9

                                                           ARBINET HOLDINGS CORP
                                                                            GPSA

                                    EXHIBIT C

                                   AFFILIATES

For any other countries in Europe, the Nortel Affiliate is Nortel plc., United Kingdom. For any other countries in the Middle East, Africa or elsewhere, the Nortel Affiliate is Nortel Europe S.A. For other countries in Asia-Pacific or the Caribbean and Latin America, Nortel shall advise Company in advance of issuing an Order of the name and address of an applicable Nortel Affiliate.


                                     7 of 9

                                                           ARBINET HOLDINGS CORP
                                                                            GPSA

                                    EXHIBIT D



                                  HOMOLOGATION


                                     8 of 9

                                                           ARBINET HOLDINGS CORP
                                                                            GPSA

                               EXHIBIT D, PART II
                         DMS FAMILY HOMOLOGATION STATUS


------------------------------------------------------------------------------------------------------------------------------------
            COUNTRY           HOMOLOGATION                          EMC                   PSTN & NOTES            APPROVAL
                                 SAFETY                                                                           AUTHORITY
------------------------------------------------------------------------------------------------------------------------------------
US                         Compliance Achieved              Compliance Achieved         Approval Achieved   UL1459, FCC BELLCORE
                                                                                                                TR-NWT-00063
------------------------------------------------------------------------------------------------------------------------------------
UK                         Compliance Achieved              Compliance Achieved        PSTN via 100 & GSP.          BABT
------------------------------------------------------------------------------------------------------------------------------------
GERMANY                    Compliance Achieved              Compliance Achieved        PSTN via 100 & GSP.           BZT
------------------------------------------------------------------------------------------------------------------------------------
FRANCE                     Compliance Achieved              Compliance Achieved       PSTN via 100, planned          DRG
                                                                                             on GSP.
------------------------------------------------------------------------------------------------------------------------------------
CANADA                     Compliance Achieved              Compliance Achieved         Approval Achieved       CSA 22.2.225
------------------------------------------------------------------------------------------------------------------------------------
SWITZERLAND                Compliance Achieved              Compliance Achieved          Planned on GSP.            Bakom
------------------------------------------------------------------------------------------------------------------------------------
NETHERLANDS                Compliance Achieved              Compliance Achieved        PSTN via 100 & GSP.          HDTD
------------------------------------------------------------------------------------------------------------------------------------
ITALY                      Compliance Achieved              Compliance Achieved       PSTN via 100, planned          IGT
                                                                                             on GSP.
------------------------------------------------------------------------------------------------------------------------------------
HONG KONG                  Compliance Achieved              Compliance Achieved        PSTN via 100 & GSP.
------------------------------------------------------------------------------------------------------------------------------------
JAPAN                      Compliance Achieved              Compliance Achieved       PSTN via 100, planned
                                                                                             on GSP.
------------------------------------------------------------------------------------------------------------------------------------
BELGIUM                    Compliance Achieved              Compliance Achieved        PSTN via 100 & GSP.          BIPT
------------------------------------------------------------------------------------------------------------------------------------
SWEDEN                     Compliance Achieved              Compliance Achieved       Planned on 100 & GSP.          NTA
------------------------------------------------------------------------------------------------------------------------------------
SPAIN                      Compliance Achieved              Compliance Achieved       PSTN via 100, planned          DGT
                                                                                             on GSP.
------------------------------------------------------------------------------------------------------------------------------------
AUSTRIA                    Compliance Achieved              Compliance Achieved       PSTN via 100, planned         ATRA
                                                                                             on GSP.
------------------------------------------------------------------------------------------------------------------------------------
NORWAY                     Compliance Achieved              Compliance Achieved       Planned on 100 & GSP
------------------------------------------------------------------------------------------------------------------------------------
MEXICO                     Compliance Achieved              Compliance Achieved         Approval Achieved
------------------------------------------------------------------------------------------------------------------------------------


                                     9 of 9

                                                           ARBINET HOLDINGS CORP
                                                                            GPSA
                                   EXHIBIT D, PART II
                             DMS FAMILY HOMOLOGATION STATUS

------------------------------------------------------------------------------------------------------------------------------------
AUSTRALIA                  Compliance Achieved              Compliance Achieved       PSTN via 100, planned        AUSTEL
                                                                                             on GSP.
------------------------------------------------------------------------------------------------------------------------------------
DENMARK                    Compliance Achieved              Compliance Achieved           PSTN via GSP               NTA
------------------------------------------------------------------------------------------------------------------------------------
LUXEMBORG                  Compliance Achieved              Compliance Achieved                TBD
------------------------------------------------------------------------------------------------------------------------------------
IRELAND                    Compliance Achieved              Compliance Achieved                TBD
------------------------------------------------------------------------------------------------------------------------------------
FINLAND                    Compliance Achieved              Compliance Achieved       Planned on 100 & GSP
------------------------------------------------------------------------------------------------------------------------------------
CHINA                      Compliance Achieved              Compliance Achieved           PSTN via 100.
------------------------------------------------------------------------------------------------------------------------------------
KOREA                            Pending                          Pending                      TBD
------------------------------------------------------------------------------------------------------------------------------------
JAMAICA                    Compliance Achieved              Compliance Achieved         Approval Achieved
------------------------------------------------------------------------------------------------------------------------------------
DOMINICAN                  Compliance Achieved              Compliance Achieved         Approval Achieved
------------------------------------------------------------------------------------------------------------------------------------
REPUBLIC
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO                Compliance Achieved              Compliance Achieved         Approval Achieved
------------------------------------------------------------------------------------------------------------------------------------


                                     10 of 9

                         -------------------------------
                         EXHIBIT D, PART I, HOMOLOGATION
                         -------------------------------

ASIA/SOUTH PACIFIC     NORTH AMERICA                      CARIBBEAN
------------------     -------------                      ---------
                       Canada
Australia              USA
Belau
China                                                     Antigua
Guam                   LATIN AMERICA                      Bahamas
Hong Kong              -------------                      Barbados
Japan                  Argentina          El Salvador     Belize
Malaysia               Bolivia            Guyana          Bermuda
Marshall Islands       Brazil             Honduras        British Virgin Islands
Micronesia             Chile              Mexico          Dominica
New Zealand            Colombia           Paraguay        Dominican Republic
Philippines            Costa Rica         Peru            Grenada
South Korea                                               Haiti
Vietnam                EUROPE                             Jamaica
                       ------                             Montserrat
AFRICA/MIDDLE EAST     Austria            Ireland         Puerto Rico
                       Bulgaria           Netherlands     St. Martin
Bahrain                C.I.S.             Poland          St. Kitts
Burkina Faso           UK                 Spain           Trinidad
Morocco                Germany            Italy           Turks Caicos
Saudi Arabia           Hungary            France          US Virgin Islands
Tunisia
Turkey

Exhibit D, Part I, discloses the countries where the DMS Family of Products maintaians an established installation. Notwithstanding any provision to the contrary, the parties hereto, understand that Homologation and/or PSTN certification, if any, are required on a periodic basis as effectuated by but not limited to revisions, upgrades or new equipment and/or software releases. This Exhibit D, Part I and II constitute no warranty as to Homologation and/or PSTN certification continuance.

Homologation is defined as meeting the requirements for safety and EMC in a specific country, and may include formal certification on a case by case basis. PSTN is defined as meeting the requirements for interface in a specific country for the Public Switch Telephone Network, and may include formal certification on a case by case basis.